UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.                )

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Investment Technology Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investment Technology Group, Inc.
380 Madison Avenue,
New York, New York 10017

Notice of Annual Meeting of Stockholders
To Be Held May 11, 2010

To the Stockholders of Investment Technology Group, Inc.:

        Investment Technology Group, Inc., a Delaware corporation ("ITG", "we" or the "company"), will hold its annual meeting of stockholders at ITG's principal executive offices at 380 Madison Avenue, 4th Floor, New York, New York 10017, on Tuesday, May 11, 2010 at 1:00 p.m. (local time), and any adjournments or postponements thereof, for the following purposes:

  (1)
  To elect seven directors to our board of directors to serve until the next annual meeting or until successors have been duly elected and qualified.

  (2)
  To ratify the appointment of KPMG LLP as our independent auditors for the 2010 fiscal year.

  (3)
  To approve an increase in the number of shares reserved and available for issuance under the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan.

  (4)
  To transact such other business as may properly come before the annual meeting or any one or more adjournments thereof.

        Our board of directors has fixed the close of business on March 15, 2010 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. Only holders of record of ITG common stock at the close of business on March 15, 2010 are entitled to notice of, and to vote at, the annual meeting. A complete list of stockholders entitled to vote will be available during normal business hours at our principal executive offices located at 380 Madison Avenue, 4th Floor, New York, New York 10017 for a period of ten days prior to the annual meeting for examination by any ITG stockholder for purposes germane to the annual meeting.

        We are furnishing the proxy materials to you over the Internet. We believe that this will allow us to lower the cost and environmental impact of distributing materials in connection with our annual meeting. As a result, we sent a Notice Regarding the Availability of Proxy Materials on or about March 29, 2010 to stockholders of record at the close of business on March 15, 2010. We also provided access to our proxy materials over the Internet at www.proxyvote.com beginning on that date. If you received a Notice Regarding the Availability of Proxy Materials by mail but would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice or on page 5 of this proxy statement.

        Our board of directors unanimously recommends that you vote FOR the proposed slate of directors, FOR the ratification of the appointment of KPMG LLP as our independent auditors for the 2010 fiscal year and FOR the approval of an increase in the number of shares reserved and available for issuance under the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan. You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, we urge you to vote your shares by following the instructions included on the Notice Regarding the Availability of Proxy Materials that was mailed to you. A stockholder who gives a proxy may revoke it by attending the meeting in person and voting at the meeting.

By Order of the Board of Directors,

P. Mats Goebels Secretary

New York, New York
March 26, 2010

Page
THE ANNUAL MEETING	3
Date, Time and Place of the Annual Meeting	3
Matters to Be Considered at the Annual Meeting	3
Voting at the Annual Meeting; Record Date; Quorum	3
Proxies	4
Treatment of Broker Non-Votes and Abstentions at the Annual Meeting	4
Annual Report to Stockholders, Proxy Statement, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters	5
ELECTION OF DIRECTORS	5
Nominees to Board of Directors	6
Executive Officers and Certain Significant Employees	8
EXECUTIVE AND DIRECTOR COMPENSATION	10
Compensation Discussion and Analysis	10
Executive Compensation	22
Summary Compensation Table	22
Grants of Plan-Based Awards Table	24
Options Exercised and Stock Vested for 2009 for Named Executive Officers	26
Non-qualified Deferred Compensation	27
Outstanding Equity Awards for Named Executive Officers at December 31, 2009	28
Severance and Change-in-Control Arrangements	30
Director Compensation	37
CORPORATE GOVERNANCE	41
Board Meetings; Committees; and Director Nominations Process	41
Board Leadership Structure and Risk Oversight	42
The Compensation Committee	43
Code of Ethics	44
Compensation Committee Interlocks and Insider Participation	44
NYSE Certification	44
COMPENSATION COMMITTEE REPORT	45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	45
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS	46
EQUITY COMPENSATION PLAN INFORMATION	47
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	48
REPORT OF THE AUDIT COMMITTEE	49
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	50
Fees to our Independent Auditor	50
Pre-approval of Services by the Independent Auditor	50
PROPOSAL TO APPROVE THE INCREASE IN THE NUMBER OF SHARES RESERVED AND AVAILABLE FOR ISSUANCE UNDER THE INVESTMENT TECHNOLOGY GROUP, INC. 2007 OMNIBUS EQUITY COMPENSATION PLAN	51
CONTACTING THE BOARD OF DIRECTORS	58
WHERE YOU CAN FIND MORE INFORMATION	59
OTHER MATTERS; STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING OF ITG	60
APPENDIX A—AMENDED AND RESTATED 2007 OMNIBUS EQUITY COMPENSATION PLAN	A-1

THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

        We will hold the annual meeting at 1:00 p.m. (eastern daylight time) on Tuesday, May 11, 2010, at our principal executive offices at 380 Madison Avenue, 4th Floor, New York, New York 10017.

Matters to Be Considered at the Annual Meeting

        We will hold the annual meeting for the following purposes:

  (1)
  To elect seven directors to serve until the next annual meeting or until their successors have been duly elected and qualified.

  (2)
  To ratify the appointment of KPMG LLP as our independent auditors for the 2010 fiscal year.

  (3)
  To approve an increase in the number of shares reserved and available for issuance under the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan.

  (4)
  To transact such other business as may properly come before the annual meeting or any one or more adjournments thereof.

Voting at the Annual Meeting; Record Date; Quorum

        On March 15, 2010, the record date for the annual meeting, there were 43,777,973 shares of our common stock outstanding and entitled to vote at the annual meeting. Please note the following:

  •
  Each stockholder of record on March 15, 2010 is entitled to cast one vote per share.

  •
  This vote may be cast at the annual meeting either in person or by following the instructions included on the Notice Regarding the Availability of Proxy Materials that was mailed to you. If you have received or request a hard copy of this proxy statement and accompanying form of proxy, you may mark, sign, date and mail your proxy card in the postage-paid envelope provided.

  •
  The presence, in person or by proxy, of the holders of a majority of our outstanding common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting.

  •
  The election of directors will be determined by a plurality of the votes cast. A properly completed proxy indicating "FOR ALL EXCEPT" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

  •
  For the ratification of the appointment of KPMG LLP as our independent auditors for the 2010 fiscal year, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on the matter will be required for approval. A representative of KPMG LLP is expected to be in attendance at the annual meeting with the opportunity to make a statement and respond to questions.

  •
  For the approval of an increase in the number of shares reserved and available for issuance under the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote will be required for approval. Representatives of the company will be present and will respond to questions.

 Proxies

        We are furnishing you this proxy statement in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting. Proxies which are properly completed and received, and not subsequently revoked, will be voted at the annual meeting. These proxies will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. In the case of written proxies, if no directions are indicated on a properly executed proxy, such proxy will be voted in favor of the proposals.

        If any other matters are properly presented at the annual meeting for consideration, the persons named in the forms of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. Notwithstanding the foregoing, proxies voting against a specific proposal may not be used by the persons named in the proxies to vote for adjournment of the meeting for the purpose of giving management additional time to solicit votes to approve such proposal.

        The grant of a proxy does not preclude you from attending the annual meeting and voting in person. You may revoke a proxy at any time before it is voted. Proxies may be revoked by:

  1.
  delivering a written notice of revocation bearing a later date than the proxy before the vote is taken at the annual meeting;

  2.
  duly executing a later-dated proxy relating to the same shares of common stock and delivering it as indicated below before the vote is taken at the annual meeting; or

  3.
  attending the annual meeting and voting in person.

        In the case of proxies related to shares held under our Employee Stock Ownership Plan, such revocation or later-dated proxy must be received no later than May 3, 2010. Attendance at the annual meeting will not enable you to revoke a previously delivered proxy with respect to shares held under our Employee Stock Ownership Plan.

        Attendance at the annual meeting will not in and of itself constitute a revocation of a proxy. You must vote at the annual meeting to revoke a previously delivered proxy not otherwise revoked in accordance with the procedures below.

        Any written notice of revocation must be delivered via mail to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, or Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention: Secretary, no later than May 10, 2010. Any subsequent proxy must be delivered via the Internet or via telephone no later than May 10, 2010.

        We will bear all expenses of our solicitation of proxies for the annual meeting. In addition to solicitation by use of the mails, our directors, officers and employees may solicit proxies from stockholders. Solicitation may take place in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of our common stock held of record by such brokerage houses, custodians, nominees and fiduciaries. We will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in doing so. We have retained The Altman Group to assist in soliciting proxies for a fee of approximately $7,500 plus reasonable expenses.

Treatment of Broker Non-Votes and Abstentions at the Annual Meeting

        All shares of our common stock represented by properly completed proxies received prior to or at the annual meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. In the case of written proxies, if no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the approval of each of the matters set forth on the proxy card. It is not expected that any matter other than those referred to herein will be brought before the stockholders at the annual meeting. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters, unless authority to do so is withheld in the proxy.

        An automated system administered by Broadridge Financial Solutions, Inc. will tabulate votes cast by proxy via the Internet. Broadridge will also tabulate votes cast by proxy via mail, telephone and in person at the annual meeting. Brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to any proposal in the absence of specific instructions from such customers except with respect to our proposal related to the ratification of the appointment of KPMG LLP as our independent auditors for the 2010 fiscal year. Broker non-votes, withheld votes and abstentions, tabulated separately, will be included in the determination of the number of shares present at the annual meeting and whether a quorum is present. Broker non-votes and withheld votes will not be counted in determining whether a nominee is elected. Broker non-votes will not be counted in determining whether our appointment of independent auditors is ratified, whether the increase in the number of shares reserved and available for issuance under the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan is approved, or whether any other management or stockholder proposal is approved, but with respect to these proposals, abstentions have the effect of a vote against such proposals.

Annual Report to Stockholders, Proxy Statement, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and this Proxy Statement are available through our website at http://investor.itg.com, under SEC Filings and at www.proxyvote.com. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, which govern our directors, officers and employees, and the charters for each of our audit committee, compensation committee and nominating and corporate governance committee are available on our website at http://www.itg.com/corporate-governance. You may also obtain a copy of such documents by writing to: Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attn: Investor Relations.

ELECTION OF DIRECTORS

        The number of directors to be elected at the annual meeting has been fixed at seven by our board of directors. Such directors will be elected to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

        Each nominee listed below has been nominated for election by the nominating and corporate governance committee of our board of directors and has consented to serve as a director if elected. In the event that any nominee shall be unable to serve as a director (which is not now anticipated), proxies will be voted for substitute nominees recommended by the board of directors or the board of directors may elect to reduce the number of directors. All of the nominees for election as a director are presently members of the board of directors.

        The board of directors has determined that Messrs. Burdett, Dodds, Jones, O'Hara, Wood and Ms. O'Hara are "independent" within the meaning of the NYSE listing standards. Ms. O'Hara and Mr. O'Hara are not related. Our board of directors' policies for determining director independence are available on our website at http://www.itg.com/corporate-governance/director-independence-standards/.

 Nominees to Board of Directors

        The following information is submitted concerning the nominees for election as directors. When assessing the qualifications of a particular person to serve as a director, our nominating and corporate governance committee and our board of directors consider an individual candidate's experience as well as the collective experience of our board members taken as a whole. The members of our board have a variety of experiences and attributes that qualify them to serve on our board, including accounting, finance, technology and legal experience and extensive senior management experience in the financial services industry. Certain members also possess valuable historical knowledge of the company and our specific industry by virtue of the length of their service on our board.

Name	Age	Position
J. William Burdett	70	Director
Christopher V. Dodds	50	Director
Robert C. Gasser	45	Director, President and Chief Executive Officer
Timothy L. Jones	54	Director
Kevin J.P. O'Hara	48	Director
Maureen O'Hara	56	Chairman
Steven S. Wood	52	Director

        J. William Burdett has been a director since July 2001 and was a non-executive director of ITG Australia Ltd., a subsidiary of ITG from December 2006 until April 2007. In 2006, Mr. Burdett joined the board of IRESS Market Technology Ltd., a leading provider of market data, financial planning and order routing services to the equities markets in Australia, New Zealand and Canada. From 1988 until March 2001, Mr. Burdett was Chairman and Chief Executive Officer of the Burdett Buckeridge Young Group ("BBY"), which is comprised of the two Australian broker/dealer companies: BBY and Australian Clearing Services. From 1970 until 1987, Mr. Burdett was a partner and director of A.C. Goode & Co., one of the largest stock-brokering/investment banking companies in Australia. Mr. Burdett was a non-executive director of BBY and ITG Australia Ltd. from November 2000 through November 2002. Mr. Burdett brings to our board a wealth of management experience and business understanding, including from an international perspective, together with an extensive knowledge of the brokerage industry.

        Christopher V. Dodds has been a director since June 2008. Mr. Dodds currently serves as a Senior Advisor at Carlyle Group, a private equity firm. Mr. Dodds also serves on the board of directors at Charles Schwab Bank and Baron Capital Inc. Mr. Dodds served on the board of directors of Cost Plus Inc. from 2006 to 2009. From 1986 to 2007, Mr. Dodds held several positions at The Charles Schwab Corporation ("Schwab"). Most recently, from 1999 to 2007, Mr. Dodds served as Executive Vice President and Chief Financial Officer of Schwab, responsible for managing the company's financial affairs during periods of growth, retrenchment, and profitability. Before being named Chief Financial Officer, Mr. Dodds held several key positions at Schwab including Corporate Controller and Corporate Treasurer. Prior to his experience at Schwab, Mr. Dodds served as a financial analyst for several firms including American Hawaii Cruises, Exxon Company USA, and the Gulf Oil Corporation. Mr. Dodds brings to our board the depth and breadth of his exposure to complex financial and accounting matters, and knowledge of the financial services industry.

        Robert C. Gasser has been a director and the President and Chief Executive Officer of the company since October 2006. Mr. Gasser was Chief Executive Officer of NYFIX, Inc. ("NYFIX"), a provider of electronic trading services, from November 2005 to September 2006. From 2001 to 2005, Mr. Gasser served as Chief Executive Officer of NYFIX Millennium LLC, a subsidiary of NYFIX, and President of NYFIX Transaction Services Inc. and NYFIX Clearing Corporation. Mr. Gasser was Head of U.S. Equity Trading at JP Morgan from 1999 to 2001. Mr. Gasser brings to our board strong leadership experience in the execution and financial technology business and specific knowledge of the company by virtue of his position as President and Chief Executive Officer.

        Timothy L. Jones has been a director since March 2005. Since October 2007, Mr. Jones has been Chief Executive Officer and director of the Personal Accounts Delivery Authority, a non-departmental public body of the Department for Work and Pensions within the United Kingdom government. From December 2002 to January 2005, Mr. Jones was the Chief Executive Officer of Simpay Limited, a mobile phone payment system company. Mr. Jones co-founded Purseus, a company developing a new architecture for correspondent banking, and was Chief Executive Officer of Purseus from April 2000 to November 2002. Prior to that, for 17 years, Mr. Jones was at National Westminster Bank PLC where he held various positions in the Operations, Information Technology Strategy and Policy, Mondex, Electronic Markets and Retail Banking Services divisions, eventually becoming a Managing Director in 1996 and Chief Executive of the retail banking division in 1999. Mr. Jones brings to our board significant executive experience, a strong background in technology issues and an extensive understanding of the banking industry.

        Kevin J. P. O'Hara has been a director since January 2007. Currently, Mr. O'Hara is a principal of Diamond Oak Capital Advisors, LLC, a capital markets consulting firm, and serves as an advisor to Quadriserv, Inc., a provider of technology and business model innovation to the securities lending industry. He is also Chairman of the Kevin J.P. O'Hara Family Foundation, a charitable trust. From May 2006 to July 2007, Mr. O'Hara served as the Chief Administrative Officer and Chief Strategy Officer of CBOT Holdings, Inc. Previously, he served as Chief Administrative Officer, General Counsel and Corporate Secretary of Archipelago Holdings, Inc. from 1999 to 2006 and served as Executive Vice President and Co-General Counsel of NYSE Group, Inc. in 2006. Prior to joining Archipelago, Mr. O'Hara worked in Romania and Lithuania from 1995 to 1999 on the development of legal, regulatory and technology infrastructure of emerging capital markets. Prior to his international experience, Mr. O'Hara worked in the Division of Enforcement of the U.S. Securities and Exchange Commission in Washington, D.C., as Senior Counsel from 1994 to 1995 and as Staff Attorney from 1991 to 1993. In 1993, Mr. O'Hara served as Special Assistant United States Attorney at the U.S. Department of Justice. From 1988 to 1991, he practiced corporate and commercial litigation at the Chicago law firm of Ross & Hardies, now McGuire Woods Ross & Hardies. Mr. O'Hara brings to our board his wide-ranging and far-reaching experience in legal, regulatory and corporate governance matters within, in particular, the financial services industry context.

        Maureen O'Hara has been the Chairman of our board of directors since May 2007 and a director since January 2003. She was our Lead Director from January 2005 until May 2007. She is the Robert W. Purcell Professor of Finance at the Johnson Graduate School of Management, Cornell University. She holds degrees from the University of Illinois (B.S. Economics) and Northwestern University (M.S. Economics and Ph.D. Finance). In December 2006, Ms. O'Hara joined the board of directors of NewStar Financial Inc. She also serves on the board of trustees of TIAA-CREF, having joined the board in 2009. She is currently Chairman of FINRA's Economic Advisory Board. Ms. O'Hara joined the faculty at Cornell in 1979. She has had visiting appointments at UCLA, the London Business School, the University of New South Wales, Cambridge University, and Hong Kong University of Science and Technology. Ms. O'Hara's research focuses on issues in market microstructure and she is the author of numerous journal articles as well as the book, Market Microstructure Theory (Blackwell: 1995). In addition, Ms. O'Hara publishes widely on a broad range of topics in finance, including banking, law and finance, and experimental economics. She has served as President of the Western Finance Association, as President of the American Finance Association, and is currently President of the Financial Management Association. Ms. O'Hara brings to our board a unique perspective through her extensive knowledge and research on market microstructure, finance and economics, as well as her deep understanding of the role of boards of directors.

        Steven S. Wood has been a director since February 2010. Currently, Mr. Wood is the founder and sole director of Global Buy Side Trading Consultants Limited, a consulting company for financial institutions. In March 2010, Mr. Wood joined the board of Olivetree Securities Ltd. From 2002 until March 9, 2010, Mr. Wood was the Global Head of Trading at Schroders Investment Management, the London-based asset management firm with over $222 billion in assets under management. Prior to joining Schroders in 2002, Mr. Wood spent 28 years at J.P. Morgan in a variety of roles, including head of European and Asian trading in the asset management division. Mr. Wood serves as Chairman of the Investment Managers Association Trading Committee. Mr. Wood brings to our board extensive experience in trading matters and a keen perspective on the priorities and challenges facing our major customers.

Executive Officers and Certain Significant Employees

        The executive officers of our company are appointed by, and serve at the discretion of, our board of directors. Other than Mr. Gasser, for whom information is provided above, the following sets forth information as to the other executive officers and certain significant employees of our company, each of whom are also members of the company's executive committee. Except for Messrs. Goldstein and Wright, the individuals noted below are executive officers of the company.

Name	Age	Position
Leon Christianakis	49	Managing Director and Chief Executive Officer of Asia Pacific
Ian Domowitz	58	Managing Director
P. Mats Goebels	43	Managing Director, General Counsel and Secretary
Peter A. Goldstein	46	Managing Director and Global Head of Human Resources
Christopher J. Heckman	49	Managing Director
David L. Meitz	46	Managing Director
David Stevens	43	Managing Director and Chief Executive Officer of Europe
Nicholas Thadaney	41	Managing Director and Chief Executive Officer of Canada
Steven R. Vigliotti	42	Managing Director and Chief Financial Officer
J. Mark Wright	50	Managing Director and Global Head of Product Management

        Leonidas Christianakis is a Managing Director and Chief Executive Officer of ITG's Asia Pacific businesses. Prior to joining ITG in March 2009, Mr. Christianakis was head of trading at Deutsche Asset Management, heading up equity, fixed income, and commodities trading globally. Mr. Christianakis also spent nine years at Morgan Stanley during which time he served as a managing director.

        Ian Domowitz is a Managing Director responsible for our networking and analytical and research products. He joined ITG in April 2001. Mr. Domowitz was the Mary Jean and Frank P. Smeal Professor of Finance at Pennsylvania State University from June 1998 to April 2001, and a Professor at Northwestern University from September 1982 to May 1998.

        P. Mats Goebels is a Managing Director, and General Counsel and Secretary. He joined our company in 1998 and is responsible for all legal and regulatory matters. Mr. Goebels was a corporate attorney at the New York offices of Sullivan & Cromwell from 1995 to 1998, and of Weil, Gotshal & Manges from 1991 to 1995. Mr. Goebels is a managing member of Sunrise Associates LLC.

        Peter A. Goldstein is a Managing Director and Global Head of Human Resources. Prior to joining ITG in September 2007, Mr. Goldstein was the Global Head of Human Resources for RREEF, the Alternative Investments Division of Deutsche Bank. Mr. Goldstein began his career in 1987 at Laventhol & Horwath and subsequently spent nine years in human resources at JPMorgan, both in the United States and abroad.

        Christopher J. Heckman is a Managing Director responsible for U.S. sales and trading. He joined our company in January 1991 as a sales trader and became manager of institutional sales and trading in January 1997. Prior to joining ITG, Mr. Heckman worked in the program trading area at Salomon Brothers.

        David L. Meitz is a Managing Director responsible for Software Development, Technology and Trading Support Services, and Information Security/Business Continuity. He joined our company in July 2002 from Reuters America, Inc. where he held the position of Executive Vice President since 1995. Mr. Meitz previously held technology and customer service management positions at Citibank, N.A. and Quotron Systems, Inc., a wholly-owned subsidiary of Reuters America, Inc.

        David Stevens is a Managing Director and Chief Executive Officer of ITG's European business. Mr. Stevens joined ITG as director of sales in Europe in 2005 and was appointed Chief Executive Officer of ITG Europe in 2007. Prior to joining ITG in 2005, Mr. Stevens was a Managing Director at JP Morgan, heading up pan-European sales globally. Mr. Stevens also spent six years at Goldman Sachs during which time he was an Executive Director.

        Nicholas Thadaney is a Managing Director and Chief Executive Officer of ITG Canada. Mr. Thadaney joined ITG as director of sales in Canada in 2000 and was appointed Chief Executive Officer of ITG Canada in 2005. Prior to joining ITG, Mr. Thadaney was Vice President and Head of Business Development & International Equities at T.D. Securities. He has also held positions at C.T. Securities and First Canada Securities International.

        Steven R. Vigliotti is a Managing Director and Chief Financial Officer of ITG. Mr. Vigliotti joined ITG in 2010 from NYFIX, where he served as Chief Financial Officer. Prior to joining NYFIX, he was CFO, Treasurer and Chief Accounting Officer of Maxcor Financial Group and was CFO for a number of its Euro Brokers inter-dealer brokerage subsidiaries. Mr. Vigliotti began his career in public accounting and was an Audit Partner in BDO Seidman's financial services group. Mr. Vigliotti is providing transitional consulting services to NYSE Technologies, Inc. (following its acquisition of NYFIX) through November 2010, which is expected to have no impact on his ability to perform his duties and responsibilities for the company.

        J. Mark Wright is a Managing Director and the Global Head of Product Management. He joined ITG in 1992 as Vice President of Software Development and has held several roles at ITG since then, including manager of the software development organization for ITG and Chief Information Officer of the company.

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

        Our compensation committee reviews and approves the compensation policies, plans and programs for the senior executive team of ITG including our "named executive officers," which for 2009 include (i) our chief executive officer, (ii) our chief financial officer during 2009 (who retired from the company in February 2010), (iii) our three most highly compensated executive officers (other than our chief executive officer and chief financial officer) who were serving as executive officers as of December 31, 2009 and (iv) one of our highly compensated officers who terminated his employment with the company in 2009. In this section of the proxy statement, we will describe the material elements of the executive compensation program for these named executive officers. We will also provide an overview of our executive compensation philosophy. In addition, we will explain how and why our compensation committee arrives at specific compensation decisions and policies.

COMPENSATION PHILOSOPHY

        Attracting and retaining exceptional individuals who share our firm's vision, passion and values is essential to the success of our company. By placing equal importance on skill set and mind set, we find and foster effective leaders who in turn seek to improve company performance.

        Our executive compensation programs have four key objectives:

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  Maximize the long-term return to our stockholders;

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  Motivate management to implement the company's strategic goals and continuously improve company performance over both the short- and long-term;

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  Align executive compensation levels with company and individual performance; and

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  Provide a competitive total compensation package to attract and retain effective and motivated executive officers.

        To achieve these objectives, we have implemented an executive compensation program that is based on the following principal components of ongoing compensation:

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  Competitive total direct compensation (base salary and annual incentive compensation) to attract and retain key executives, aligned to experience, responsibilities and performance;

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  Compensation directly tied to the company's continued financial growth, achievement of business objectives and individual performance against established measures aligned with stockholder interests;

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  An equity deferral program that is intended to align executive compensation with long-term stockholder interests;

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  Limited executive perquisites; and

  •
  Reasonable change-in-control benefits that reflect industry practices.

        Our executive compensation program is performance-based.    Our executive compensation program rewards our key executive officers for financial and business results that benefit our stockholders. The main elements of the compensation program consist of base salary, annual incentive compensation and long-term equity incentive awards. The size of the total incentive award received by our key executive officers, including the chief executive officer and each other named executive officer, is directly related to company and individual performance results for the year and is designed to deliver a financial benefit to our stockholders prior to any incentive payment being paid.

        How our incentive compensation program works.    At its meeting on February 11, 2009, the compensation committee determined maximum incentive compensation amounts payable to certain executive officers potentially subject to Section 162(m) of the Internal Revenue Code under the company's Pay-For-Performance Incentive Plan (the "Pay-For-Performance Incentive Plan") which was re-approved by the company's stockholders at the 2007 annual meeting of stockholders. Specifically, for the 2009 performance period, the compensation committee established an incentive pool for such executive officers based on 7.5% of the company's pre-tax income (as adjusted for certain non-recurring items), with 35% of the pool allocated to the chief executive officer and 16.25% of the pool allocated to each of the other executive officers. The compensation committee retained the discretion to pay awards under the Pay-For-Performance Incentive Plan to such executive officers in an amount less than the maximum permissible payment as determined by achievement of the company's adjusted pre-tax income. For the 2009 performance period, the compensation committee exercised negative discretion when determining actual awards as set forth below.

        The compensation committee approved the actual incentive payments for the 2009 performance period for the named executive officers (within the established maximum amounts under the Pay-For-Performance Incentive Plan) based in large part on an incentive program for key executive officers recommended by McLagan, the compensation committee's independent compensation consultant. The purpose of the program is to assist the compensation committee in making its compensation decisions with respect to the chief executive officer and his direct reports. Under this program, the compensation committee establishes formulaic guidelines in the beginning of each year, based on a percentage of the company's earnings before taxes, bonus and stock-based compensation (as adjusted for certain non-recurring items) for such year above a threshold amount. The committee uses this metric, and the pre-tax income metric under the Section 162(m) incentive pool described above, because it believes that these metrics appropriately measure performance and are consistent with the metrics used by several other companies that have these types of programs. These formulaic guidelines generate a dollar amount that serves as a reference point for the compensation committee when it finalizes the aggregate amount of total direct compensation for the year for such key executives. While the compensation committee uses these guidelines to help determine the aggregate amount of base salary and incentive compensation to pay the key executive officers for the year, the committee retains the discretion to pay less or more than the amounts generated by the guidelines, within the established maximum amounts under the Pay-For-Performance Incentive Plan. In approving the actual incentive payments, the compensation committee also compared the named executive officers' total direct compensation to market ranges as presented by McLagan and took into account company and individual performance, in each case as more fully described on pages 19-20 below.

        For Messrs. Stevens and Thadaney, the incentive award for the 2009 performance period was paid in the form of cash and an equity incentive award under our Equity Deferral Award Program (the "EDA Program"), which is a subplan under our 2007 Omnibus Equity Compensation Plan (the "2007 Equity Plan") and further described below. The 2009 incentive awards for Messrs. Gasser and Heckman were paid entirely in the form of equity incentive awards under our EDA Program as further described below. Neither Mr. Naphtali nor Mr. Haynes received an incentive award in respect of 2009 because each of the executives' employment terminated.

        Description of our mandatory equity deferral program, the EDA Program.    The purpose of the EDA Program is to provide an additional incentive to selected members of senior management and key employees to increase the success of the company, by substituting stock units for a portion of the variable incentive compensation to be earned by such persons. The stock units represent an equity interest in the company to be acquired and held under the EDA Program on a long-term, tax-deferred basis. The EDA Program is mandatory; the executive does not elect the amount of incentive compensation that is to be paid in cash and the amount of incentive compensation that is to be paid in equity.

        Under the EDA Program, each eligible participant (including Messrs. Stevens and Thadaney) is granted a number of basic stock units on the date the year-end cash bonus would otherwise be paid to the participant equal to (i) the amount by which the participant's cash variable compensation is reduced as determined by the compensation committee, divided by (ii) the fair market value of a share of the company's common stock on the date of grant. In determining the variable compensation reduction for the 2009 performance year, the compensation committee considered a pre-specified formula recommended by McLagan based on a range of total direct compensation. For Messrs. Stevens and Thadaney, total direct compensation was reduced by approximately 28% and such percentage was delivered in the form of basic stock units in accordance with the EDA Program. While the pre-specified formula is an important reference point for the compensation committee, it retains the discretion to pay a different amount in cash and equity.

        Under the terms of the EDA Program, each participant will be granted (within the established maximum amounts under the Pay-For-Performance Incentive Plan as described above) an additional number of matching stock units on the date of grant equal to 20% of the number of basic stock units granted. Basic stock units vest in equal annual installments on each of the first, second and third anniversaries of the date of grant, if the participant remains continuously employed by the company on each applicable vesting date, and will be settled in shares of our common stock within 30 days after each applicable vesting date. Matching stock units vest 100% on the third anniversary of the date of grant, if the participant remains continuously employed by the company through such vesting date, and will be settled in shares of our common stock within 30 days after the date on which such matching stock units vest. In the case of basic and matching stock units granted to employees of ITG Canada Corp. and its subsidiaries, including Mr. Thadaney, stock units are settled by delivery of an equivalent amount of cash instead of shares of our common stock.

        The compensation committee may also determine, in its sole discretion, to award a bonus in the form of stock units or other forms of equity to any participant at such times and subject to such terms and conditions as the compensation committee deems appropriate. The compensation committee exercised this discretion with respect to the company's U.S. named executive officers by approving the grant of KEEP Awards as further described below. In light of the company's financial results for 2009 related to its U.S. businesses, the compensation committee determined that our U.S. executive officers should be awarded total incentive compensation at levels significantly reduced from those awarded for 2008. Accordingly, neither Mr. Gasser nor Mr. Heckman received a cash incentive award for 2009 performance. Instead, Messrs. Gasser and Heckman received an equity incentive award under the EDA Program, split such that (i) two-thirds of such award was granted as basic units (with an additional number of matching units as described above) subject to the standard vesting and payment terms set forth in the EDA Program as described above ("EDA Awards") and (ii) one-third of such award was granted as basic units under the EDA Program (without an additional number of matching units) subject to an extended vesting period and additional performance criteria to increase the power of such awards to retain such named executive officers and to better align such compensation with stockholder interests ("KEEP Awards"). Under these KEEP Awards, one-third of the units will vest on each of the second, third and fourth anniversaries of the date of grant so long as the executive is employed on the vesting date and the 90-day average of the company's common stock price on each of the vesting dates is higher than the 90-day average of the company's common stock price preceding the grant date.

        While the discussion of our EDA Program above is relevant to understanding the committee's compensation decisions in respect of the 2009 compensation year, please note that the Securities and Exchange Commission's ("SEC") compensation disclosure rules currently require disclosure of the grant date value of equity awards granted during the year. Accordingly, the numbers shown in the Summary Compensation Table and Grants of Plan Based Awards Table show the EDA awards granted during the 2009 calendar year in respect of the 2008 compensation year. The terms of these awards are consistent with the description of the EDA Program above. For additional information on these awards, see the Summary Compensation Table and Grants of Plan Based-Awards Table.

        In light of the SEC's current compensation disclosure rules, we have provided the following table which sets forth the incentive compensation awards granted to our named executive officers (except for

Mr. Naphtali who did not receive incentive compensation for the 2009 compensation year) by the compensation committee in February 2010 for the 2009 compensation year:

Name	Cash ($)	Grant Date Fair Value of EDA Awards (Basic Units only) ($)(1)	Grant Date Fair Value of EDA Awards (Matching Units) ($)(1)	Grant Date Fair Value of KEEP Awards ($)(1)	Total
Robert C. Gasser	—	1,200,000	240,000	371,226	1,811,226
Christopher J. Heckman	—	350,000	70,000	108,283	528,283
David Stevens(2)	738,416	397,006	79,401	—	1,214,823
Nicholas Thadaney(3)	836,428	434,207	86,841	—	1,357,476

(1)
The amounts shown in these columns represent the aggregate grant date fair value of the EDA Awards and KEEP Awards as determined pursuant to FASB ASC Topic 718. Except as noted in the immediately following sentence, the fair value of the awards was determined using the valuation methodology and assumptions set forth in footnote 2 to the company's consolidated financial statements included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which are incorporated herein by reference. The grant date fair value of the KEEP Awards was determined pursuant to FASB ASC Topic 718 using a Monte Carlo model.

(2)
Mr. Stevens' incentive compensation awards were converted from GBP to USD at the following exchange rate: 0.6385 GBP:1 USD, which exchange rate represents the average rate of exchange during the 2009 fiscal year.

(3)
Mr. Thadaney's incentive compensation awards were converted from CAD to USD at the following exchange rate: 1.1412 CAD:1 USD, which exchange rate represents the average rate of exchange during the 2009 fiscal year.

        Base salary.    The base salaries of the named executive officers for 2009, which are disclosed in the Summary Compensation Table below, typically represent a lesser component of an executive officer's total compensation package consistent with our objective to emphasize pay-for-performance and long-term incentives. Base salary levels are established based on a number of factors including: competitive market data, the position's complexity and level of responsibility and the assessment of the executive's performance. The base salaries of our named executive officers in 2009 (except for Messrs. Stevens and Thadaney) were not adjusted, based on a review of these factors and the determination that the base salaries of our named executive officers are competitive.

        As part of an across-the-board salary adjustment program for certain non-U.S employees, during 2009, Mr. Stevens received a £25,000 increase in base salary and Mr. Thadaney received a CAD $100,000 increase in base salary, in each case, to achieve a more appropriate mix of compensation components and to better align each of their salaries with competitive market levels of base salaries for similarly situated executives.

        Suspension of our voluntary equity deferral program, Amended and Restated Investment Technology Group, Inc. Stock Unit Award Program Subplan (the "SUA Program"), effective January 1, 2009.    Under our SUA Program, prior to 2009, each participant in the program (including the named executive officers other than Messrs. Haynes, Stevens and Thadaney) could irrevocably elect, on an annual basis, to forgo the receipt of a portion of their total cash compensation and receive units representing shares of our common stock on a one-for-one basis with a fair market value equal to 120% of the forgone compensation. The compensation that was deferred was deducted from the executive's annual cash incentive compensation which, for the first half of the year, was estimated and pre-paid on a semi-annual basis. The matching units that represent the additional 20% of the forgone compensation vest entirely on the third anniversary of the grant date, provided the participant remains employed by the company through such date. The remaining units representing the foregone compensation are fully vested and nonforfeitable as of the grant date. All vested units are delivered in shares of ITG common stock on the third anniversary of the date of grant. (Prior to the amendment of the SUA Program in April 2006, participation was mandatory and participants received common stock with a fair market value equal to 130% of forgone compensation. The matching units that represent the additional 30% of the forgone compensation vest and are settled as follows: half of the matching stock units vest and are settled on the third anniversary of the grant date and the other half vest and are settled on the sixth anniversary of the grant date. The remaining units representing the foregone compensation are vested as of the grant date and half are settled on the third anniversary of the grant date and the other half are settled on the sixth anniversary of the grant date.) The three year vesting schedule is consistent with the vesting schedule of the majority of our other equity-based awards that were previously granted by the company.

        Effective January 1, 2009, we froze the SUA Program, such that it would not apply to compensation earned for any calendar year after 2008. In addition, the amendment provided participants with a special transition election with respect to cessation of participation in the SUA Program for bonus payments for calendar year 2008 that were due after December 31, 2008 and on or before March 15, 2009. Although the SUA Program no longer applies to compensation earned during, or after 2009, we disclose previously granted but currently outstanding awards in the Options Exercised and Stock Vested Table and the Outstanding Equity Awards Table.

        Equity Awards Granted Outside of the SUA and EDA Programs.    The following discussion is also relevant to understanding the equity awards shown in the Options Exercised and Stock Vested Table and the Outstanding Equity Awards Table.

        As we reported in previous years' proxy statements, in 2006, we granted to our named executive officers stock options that vest based on continued employment with the company for three years from the grant date and restricted share awards that vest based on the achievement of pre-established performance objectives. The restricted share awards vest, in whole or in part, three years after their grant date if our cumulative three year pre-tax income (as adjusted by the compensation committee for certain non-recurring items) meets or exceeds certain thresholds and the grantee has been continuously employed by us through such date. On January 1, 2009, our executives vested in 100% of their performance-based restricted share awards that were granted in 2006. This vesting percentage was based on the achievement of $540,467,000 in pre-tax operating income (adjusted to reflect certain investment gains/losses, severance and restructuring costs and certain write-downs of capitalized costs pertaining to discontinued non-core products) over the 2006-2008 three-year period. These results were certified by the compensation committee.

        Prior to the 2008 performance year, we granted stock options and restricted share awards to reward our executives for absolute growth in our stock price and our multi-year operational performance tied to financial growth objectives. We determined the amount of stock option and restricted share awards granted so that, assuming our performance targets are achieved, the executive would recognize equal value as of the date of grant from each type of award. Prior to 2007, we had generally granted options and restricted share awards in the middle of the year. In 2007, the compensation committee determined that such grants should instead be made early in the subsequent fiscal year when the prior year's annual cash incentive compensation is paid. This change in timing allowed us to better evaluate the amount of equity awards to be issued to ensure that such amount, combined with all other compensation for the prior year, is aligned with our compensation objectives. Accordingly, in early 2008, the compensation committee granted stock options that vest after three years of continued employment with the company and restricted share awards that vest based on the achievement of performance objectives over a two-year performance period. In determining the size of each named executive officer's award in early 2008, the compensation committee considered a number of factors, including (i) the company's challenging multi-year targets, (ii) relative grant levels among the company's other executive officers, (iii) the levels of grants that the executive received in prior years and (iv) competitive total compensation levels. On January 31, 2010, our executives vested in 50.5% of such performance-based restricted share awards that were granted in early 2008. This vesting percentage was based on the achievement of $311,017,000 in pre-tax operating income (adjusted to reflect certain investment gains/losses, severance and restructuring costs and certain write-downs of capitalized costs pertaining to discontinued non-core products) over the 2008-2009 two-year period. These results were certified by the compensation committee.

        Pursuant to his employment agreement (described below), in March 2008, Mr. Gasser received a restricted stock unit award of 19,503 units (which represent shares of our common stock on a one for one basis) with a grant date value equal to $925,000. The restricted stock unit was subject to performance-based vesting criteria through December 31, 2008, with the first $925,000 of any amount earned by Mr. Gasser under the maximum amounts established by the compensation committee under the Pay-For-Performance Incentive Plan (that is, the Section 162(m) pool based on 7.5% of the company's adjusted pre-tax income) as described above allocated to the restricted stock unit award. As a result of the achievement of such performance criteria through December 31, 2008, 6,501 units vested on each of January 31, 2009 and January 1, 2010 and the remaining units will vest on January 1, 2011 if Mr. Gasser remains employed by the company through this last vesting date. In addition, and also pursuant to his employment agreement, in January 2008, Mr. Gasser was granted a nonqualified stock option to purchase a number of shares of the company's common stock equal to a Black-Scholes value for the option of $925,000. One-third of this option became exercisable on January 2, 2009, another third on January 2, 2010 and the remainder becomes exercisable on January 2, 2011, provided Mr. Gasser remains employed by the company through such date. Based on the company's current stock price, these options have no current intrinsic value.

        Share Retention Program.    We do not impose stock ownership requirements on our executive officers. Instead, we require executive officers to retain a portion of the shares received upon exercise of options granted after March 2003 (when the compensation committee approved this program). The company expects that this requirement further aligns the interests of senior management with the interests of stockholders and lessens any appearance of an incentive for management to seek to cause unsustainable short-term increases in our stock price. Under this retention program, each executive officer may not sell more than 50% of the number of "Net Shares" acquired upon the exercise of stock options for three years following the date of option exercise, regardless of whether the individual remains in our employ (except as described below). "Net Shares" is defined as the shares received upon exercise of an option after payment of any taxes and exercise price. (The executive officer is not obligated to retain the shares actually acquired pursuant to the option exercise, so long as the executive retains a number of shares from his or her other ITG stock holdings equal to the number of Net Shares.) In the event of a change in control, termination due to death or permanent disability or involuntary not-for-cause termination, the trading restrictions lapse immediately because the objectives of the share retention program no longer apply in these circumstances.

        Executive Perquisites.    It is our policy not to provide executive perquisites and special benefits unless they are reasonable and business-related. For 2009, perquisites for each named executive officer totaled less than the disclosure threshold of $10,000.

        Retirement Benefits.    Our named executive officers, other than Messrs. Stevens and Thadaney, are eligible to participate in our tax-qualified Retirement Savings Plans on the same basis as all other U.S.-based full-time employees. We do not maintain any supplemental executive retirement plans. Mr. Stevens participates in ITG Europe's Retirement Plan on the same basis as all other employees of such affiliate. Mr. Thadaney participates in a retirement compensation arrangement in which he defers compensation; the company does not provide any contributions to such arrangement.

        Severance and Change-in-Control Agreements.    The company maintains change-in-control agreements for all named executive officers. Mr. Gasser is eligible for change-in-control benefits pursuant to the terms of his employment agreement described below. All other named executive officers are eligible for change-in-control benefits that were approved by the compensation committee after extensive discussion, competitive research and financial modeling. They are designed to achieve the following objectives:

  •
  Promote senior management stability during a time of significant market volatility in our industry;

  •
  Retain key executives whose continued employment might be vulnerable following a change in control;

  •
  Reflect competitive practices in the industry; and

  •
  Minimize potential costs to ITG's stockholders.

        The compensation committee believes that in the absence of these change-in-control agreements, the company would be vulnerable to competitive raiding of key executive talent. The compensation committee also believes that these agreements balance the important stockholder objectives of retaining an effective and motivated executive team and minimizing costs in the event of a change in control.

        To receive these severance benefits, the affected executive must sign a release that waives his or her right to bring suit against us or our successor for wrongful discharge or any other employment-related matters. The agreements (which are described in greater detail below under the heading "Severance and Change-in-Control Arrangements") were intended by the compensation committee to provide reasonable benefits that reflect industry practices and include the following:

  •
  Severance payments require termination, either involuntary not-for-cause (and not as a result of death or disability) or voluntary with good reason as defined, within 18 months following a change in control;

  •
  Severance benefits equal to two times the sum of annual base salary plus average bonus (including any bonus amounts paid in the form of basic units awarded under the EDA Program) over the prior three years;

  •
  Terminated individuals also receive a pro rata bonus (based on the average bonus (including any bonus amounts paid in the form of basic units awarded under the EDA Program) over the prior three years) for the year of termination and health and welfare benefits for up to two years following the date of termination;

  •
  If the change-in-control benefits would cause the executive to be subject to the golden parachute excise taxes, then the benefits are reduced to the highest level that does not trigger the excise tax unless the value after the executive pays all taxes is greater (in which case no reduction is made); and

  •
  Under no circumstances do we provide any tax-related payments such as excise tax gross-ups.

        Mr. Gasser's severance and change-in-control benefits were set as a result of negotiations as described below under the heading "Employment Arrangements" and "Severance and Change-in-Control Arrangements." On August 4, 2008, the compensation committee approved an amendment to Mr. Gasser's employment agreement that, among other things, made Mr. Gasser's change-in-control benefits substantially consistent with those described above.

        In addition, under pre-existing agreements, all unvested equity awards vest immediately upon a change in control, with performance-based awards vesting at the 100% level.

        ITG has no plans or agreements in place regarding executive severance benefits upon a termination that is unrelated to a change in control, with the exception of the ones described below in the "Employment Arrangements" and "Severance and Change-in-Control Arrangements" sections. In the event of the termination of a named executive officer not covered by an employment arrangement, severance benefits (if any) are negotiated as deemed necessary or advisable by the compensation committee.

        Employment Arrangements.    On September 15, 2006, Mr. Gasser entered into an employment agreement with us and he began employment as our President and Chief Executive Officer on October 4, 2006. In connection with our search for a new chief executive officer, the compensation committee, in consultation with the search committee, an executive search firm and outside counsel, determined that it needed to offer Mr. Gasser a market competitive compensation package to join us which, of necessity, needed to include a meaningful incentive to forgo certain compensation opportunities offered by his prior employer. Therefore, the compensation committee formulated and structured the compensation package based on survey data, our historical compensation practices and packages in place for our prior chief executive officer and executive officers generally. It also took into account Mr. Gasser's level of experience in his prior position. Based on the foregoing considerations, the compensation committee developed a compensation package generally consisting of three elements: (i) a base salary, (ii) a guaranteed cash bonus for 2006 and cash bonuses for 2007 and 2008 tied to our attainment of pre-tax operating income objectives, and (iii) stock-based incentive awards that were granted in 2006 (representing awards for 2006 and 2007) and 2008. The compensation committee determined the level for each element of compensation based on its current practices for executives generally and its long-standing philosophy in providing market competitive compensation. It also structured the bonuses in a manner that it believed could reflect the contributions that Mr. Gasser could make to our results. The severance and change-in-control provisions of Mr. Gasser's employment agreement were generally consistent with the provisions included in our standard change-in-control agreements in place for our other executive officers, except that Mr. Gasser could voluntarily resign for any reason or no reason within the thirty day window following the six-month anniversary of a change in control and receive severance benefits. This provision was provided to reflect the unique position of a former chief executive officer of a public company that is acquired.

        On August 6, 2008, the company and Mr. Gasser entered into an amended and restated employment agreement. In reviewing the peer group market data for chief executive officer compensation provided by McLagan as described below, the compensation committee determined that the peer group median for CEO compensation was significantly higher than the total compensation achievable pursuant to Mr. Gasser's original employment agreement. In accordance with its long-standing philosophy of providing market competitive compensation to executives generally, the compensation committee decided to revisit Mr. Gasser's compensation package and instructed McLagan to prepare a proposal that would include performance targets that were more challenging and better aligned to the proposed peer group. Taking into account McLagan's review and the company's and Mr. Gasser's performance, the committee amended his original employment agreement to provide that Mr. Gasser's annual performance bonus for 2008 was and thereafter will be based on the company's attainment of performance objectives established by the compensation committee pursuant to the terms of the company's Pay-for-Performance Incentive Plan, as described above, instead of being based on the attainment of the previously agreed to performance objectives relating to pre-tax operating income targets. In addition, Mr. Gasser agreed to give up his right to severance benefits if he resigns for any reason or no reason during the seventh month following a change in control. Instead, Mr. Gasser, like our other senior executives, would be entitled to change in control severance after a change of control of the company equal to two times (instead of one times under his original employment agreement) the sum of (A) his annual base salary prior to his date of termination or the date of change in control (whichever is higher) and (B) the average annual bonus (including any bonus amounts paid in the form of basic units awarded under the EDA Program) paid or payable to Mr. Gasser with respect to the three calendar years preceding the calendar year of his termination (for purposes of the foregoing calculation only, Mr. Gasser's bonus with respect to the 2006 calendar year will be deemed to be $1,575,000). The compensation committee determined that this amendment reflects better pay practices.

        Employment arrangement with Steven R. Vigliotti.    On December 21, 2009, Mr. Vigliotti accepted an offer of employment with the company and he began employment as our Chief Financial Officer on February 3, 2010. As Chief Financial Officer, Mr. Vigliotti will be paid an annual base salary of

$500,000. Contingent on the company's and Mr. Vigliotti's performance, Mr. Vigliotti will receive an annual bonus pursuant to the company's existing incentive compensation program; provided however that, for 2010, Mr. Vigliotti will receive a minimum bonus of $750,000 with a bonus target of $1,000,000, a portion of which may be paid in restricted stock units. If Mr. Vigliotti is terminated by the company without cause, or he terminates for good reason, prior to the date the 2010 bonuses are paid, he will still receive such guaranteed bonus in cash.

        In addition, Mr. Vigliotti received an initial restricted stock unit award with a value of $500,000 based upon the fair market value of the company's stock on the first day of his employment with the company which shall vest in full, subject to continued employment and the terms of the company's 2007 Equity Plan, on the third anniversary of his employment date. If Mr. Vigliotti is terminated by the company without cause, or he terminates for good reason, prior to the vesting of such award, the company will pay him in cash, within 60 days of his separation date, an amount equivalent to the then current market value of such award.

        Mr. Vigliotti also received change-in-control benefits in substantially the same form provided to other senior executive officers of the company except that for the first year of his employment, any severance benefits received in connection with a change in control of the company would equal one time the sum of his annual base salary plus bonus.

        Separation Agreement with Howard Naphtali.    On February 3, 2010, the company and Mr. Naphtali entered into (i) a separation agreement pursuant to which they mutually agreed that, effective February 3, 2010, Mr. Naphtali resigned from all of his positions with the company and (ii) a transition services agreement pursuant to which Mr. Naphtali is providing, in exchange for a salary based on an annualized amount of $500,000, short-term transition services until May 3, 2010. In consideration for Mr. Naphtali's execution and non-revocation of the separation agreement and agreement to certain restrictive covenants, Mr. Naphtali will receive separation payments totaling $3,535,919. If Mr. Naphtali timely elects COBRA continuation coverage, Mr. Naphtali will continue to be covered under the company's group health plan at the company's sole expense for the twelve-month period following February 3, 2010 or, if earlier, the date on which Mr. Naphtali becomes eligible for healthcare coverage through subsequent employment. All outstanding stock options held by Mr. Naphtali that are not vested and exercisable (to the extent applicable) as of May 3, 2010 will be forfeited and automatically terminated. All stock options that are vested as of that date will remain exercisable for 60 days. All outstanding stock unit awards under the company's SUA Program that are not already vested as of May 3, 2010 will automatically vest pursuant to the retirement provisions of the SUA Program. Such awards, together with shares subject to stock unit awards granted to Mr. Naphtali under the SUA Program that are vested as of May 3, 2010, will be issued to Mr. Naphtali in accordance with the terms of the SUA Program. Last, all outstanding stock unit awards under the company's EDA Program that are not already vested as of will continue to vest as if Mr. Naphtali continued in employment with the company on each applicable vesting date and will be issued to Mr. Naphtali in accordance with the terms of the EDA Program, subject to Mr. Naphtali's compliance with an employee nonsolicit restriction until March 13, 2012.

        Separation Agreement with Alasdair Haynes.    On February 12, 2009, the company and Alasdair Haynes entered into a separation agreement pursuant to which, effective May 6, 2009, Mr. Haynes' employment ended and Mr. Haynes resigned from all of his positions with the company. In consideration for Mr. Haynes' execution of the agreement and agreement to certain restrictive covenants, Mr. Haynes continued to receive his base salary and medical and pension benefits until May 6, 2009. In addition, Mr. Haynes received separation payments totaling £1,328,800. Mr. Haynes also received restricted stock units on March 13, 2009 with a value of £389,000 which vest over a three-year period, subject to Mr. Haynes' compliance with a three-year employee nonsolicit restriction. From May 6, 2009 to February 5, 2010, Mr. Haynes was covered under the company's group health plan pursuant to the terms of this separation agreement. In addition, the company made pension payments on behalf of Mr. Haynes at the rate of 15% of his base salary until February 6, 2010. All outstanding unvested restricted stock units (other than the March 13, 2009 award) and stock options held by Mr. Haynes that, in each case, were not vested and exercisable as of May 6, 2009, were forfeited and automatically terminated on that date. All stock options that were vested as of May 6, 2009 were amended to remain exercisable until their original expiration date, August 1, 2010.

COMPENSATION DECISION FACTORS AND COMPENSATION DETERMINATION—HOW AND WHY THE COMMITTEE DETERMINED OUR NAMED EXECUTIVE OFFICERS' COMPENSATION FOR 2009

        After the compensation committee calculated the results of the formulaic guidelines we described above, it determined the total incentive award for each named executive officer for 2009, within the established maximum amounts under the Pay-For-Performance Incentive Plan as described above. This process involved not only a consideration of the results of the formulaic guidelines but also the review of market compensation data, the completion of a performance assessment for each named executive officer and the review of other factors such as internal pay equity and prior years' compensation, in each case, as further described below.

        Market data review.    McLagan provided compensation market data to the compensation committee for each named executive officer's position. To help in analyzing the market data, McLagan established a total direct compensation market range for each named executive officer position. The sources of the data include survey data for comparable industry positions and proxy disclosures by companies included in our peer group. McLagan screened the survey data to confirm that the information is appropriate given our size, type and mix of businesses, and the industries in which we compete for executive talent.

        The market ranges helped the compensation committee in assessing the competitive placement of our named executive officers' total direct compensation for 2009. The compensation committee's assessment of the placement of each named executive officer's compensation relative to market range considers the scope, complexity, and responsibility of the executive's position in relation to positions in the sources of data. The compensation committee exercised its judgment in interpreting the market ranges provided by McLagan. A named executive officer's actual positioning relative to that market range is a result of the compensation committee's assessment of the company and individual performance factors we describe below. It is important to understand that the compensation market data and ranges provide only a reference point for the compensation committee. Depending upon company, business, and individual performance results, a named executive officer's total direct compensation may be within, below or above the market range for that position. As with all of the compensation decision factors in this section, the market data and ranges do not, by themselves, determine a named executive officer's total direct compensation. As a result of the company's performance results in 2009, the committee awarded total compensation that fell well below the market median data provided by McLagan.

        Our peer group.    In selecting the companies for our peer group, the compensation committee considered the following factors, among others: business focus; industry; size; capital structure and growth; whether the company competes against us for executive talent; compensation philosophy; and business and financial performance. The peer group used for 2009 compensation purposes is as follows: CME Group Inc., BGC Partners, Inc., GFI Group Inc., IntercontinentalExchange Inc., Knight Capital Group Inc., MarketAxess Holdings Inc., The NASDAQ OMX Group, Inc., NYSE Euronext, optionsXpress Holdings, Inc. and TradeStation Group, Inc.

        Although no single company included in the peer group is exactly comparable to ITG in every respect, the compensation committee uses the peer group to validate the range of competitive pay. With McLagan's help, the compensation committee reviews the composition of the peer group, as appropriate, and may make changes to it in the future in response to such factors as changes in the mix of the company's business segments or major changes in the capital structure or business makeup of a peer company.

        Performance assessment.    At the beginning of each year, our board of directors approves performance measures and objectives for the company and our chief executive officer approves the performance measures and objectives for each of his direct reports (including each named executive officer). In determining the actual compensation paid to each named executive officer within the established maximum amounts under the Pay-For-Performance Incentive Plan as described above, the compensation committee completes a final annual performance assessment for our chief executive officer and reviews with the chief executive officer his assessment of each named executive officer annually in January and February following the performance year. While the chief executive officer's evaluation carries significant weight, the compensation committee reaches its own independent viewpoint on each named executive officer's performance and makes its compensation decisions accordingly.

        Factors used by the compensation committee in assessing the performance of our chief executive officer.    The committee uses a detailed assessment in evaluating the performance of our chief executive officer. Among other factors, this assessment covers: key financial and business accomplishments for 2009; stockholder measures, such as total revenue, earnings per share, return on equity, pre-tax income and total stockholder return; and balance sheet strength. The assessment also includes our progress in: improving key business metrics; implementing strategic initiatives; investments in technology and new business initiatives; and improving the strength of our control and operating environments. The committee also considers our chief executive officer's leadership achievements in areas such as workforce engagement and talent management.

        Factors used by the compensation committee in assessing the performance of the other named executive officers.    Just as the committee assesses the performance of our chief executive officer, our chief executive officer assesses the performance of each other named executive officer. The chief executive officer evaluated the performance of each named executive officer on many of the same factors we described for the chief executive officer because these factors are important to the company's short-term and long-term objectives and reflect the functions over which the executives have responsibility. Such factors include, among others: contribution to the achievement of company financial performance, such as pre-tax income and revenue; improvement in business metrics such as client growth and retention; achievement of business objectives; the development of new products and solutions for our clients; improvement in controls and efficiencies in our operating environment; and achievement in leadership in areas such as workforce engagement and talent management. Our chief executive officer discusses his evaluation of the performance of each named executive officer with the committee. The committee agenda allows ample time for the committee to question and discuss each named executive officer's performance with our chief executive officer.

        Other Factors Considered.    In addition to the formulaic guidelines, compensation market data and the performance assessment considered by the compensation committee in setting compensation levels, the compensation committee considers such additional factors as:

  •
  Internal pay equity: the compensation committee compares the differences in total compensation from one executive to the other in order to assess internal equity.

  •
  The executive's prior years' compensation: the compensation committee compares proposed compensation with actual prior years' compensation to ensure that any increases in compensation are the result of growth in performance.

        No one factor, by itself, determines the compensation committee's assessment of a named executive officer's performance and the committee considers many different factors in assessing the performance of each named executive officer. The compensation committee does not use a rigid set of rules for determining the relative importance of these factors. The compensation committee may emphasize or weigh performance factors differently for each named executive officer.

IMPACT OF REGULATORY REQUIREMENTS

        In making executive compensation decisions, the compensation committee is mindful of the impact of regulatory requirements on those decisions. In particular, regulatory requirements affect the compensation committee's decisions in the following ways:

  •
  Internal Revenue Code Section 162(m):  Section 162(m) of the Internal Revenue Code can potentially disallow a federal income tax deduction to us for compensation over $1 million paid to the chief executive officer and the other three most highly compensated named executive officers that are subject to Section 162(m). These officers, called covered employees, must have been serving as of the last day of ITG's fiscal year. The Internal Revenue Service has issued technical guidance stating that a company's chief financial officer is not a covered employee under Section 162(m). One exception to Section 162(m)'s disallowance of a federal income tax deduction for compensation over $1 million applies to "performance-based compensation" paid pursuant to stockholder-approved plans.

    For the cash and equity incentive awards made to named executive officers, we use a separate pool under the Pay-For-Performance Incentive Plan as described above that is designed to make those cash and equity awards deductible for federal income tax purposes. The compensation committee established the pool in the first quarter of 2009, and set a maximum percentage of the pool that each named executive officer, other than the chief financial officer and other named executive officers not subject to Section 162(m), could receive. The compensation committee exercised "negative discretion" in approving the incentive award for the named executive officers, using the compensation decision factors that we described earlier in the Compensation Discussion and Analysis. This reduction from the maximum percentage amount allocated to a named executive officer is not a negative reflection on the performance of our chief executive officer or any other named executive officer.

    The company believes that tax deductibility of compensation is an important factor, but not the sole factor, in setting executive compensation policy or in rewarding superior executive performance. Accordingly, although the company generally intends to avoid the loss of a tax deduction due to Section 162(m), it reserves the right to pay amounts that are not deductible in appropriate circumstances. In establishing our annual bonus awards and equity grants, the company considered the tax and accounting implications of the awards and grants, but determined the awards and grants primarily by their effectiveness in providing maximum alignment with the key strategic objectives identified above.

  •
  Internal Revenue Code Section 409A:  The compensation committee intends all programs to be designed so that they are not considered deferred compensation under the Section 409A definitions, or they comply with the deferred compensation rules in Section 409A.

  •
  Accounting Treatment:  In determining restricted stock unit awards granted as part of 2009 compensation, the compensation committee considered the potential expense of those programs and the impact on earnings per share. The compensation committee concluded that the associated expense and earnings per share impact were appropriate, given competitive compensation practices in the industry, our performance and the motivational and retention effect of the awards.

 Executive Compensation

Summary Compensation Table

        The following table sets forth the compensation for 2007, 2008 and 2009 of our named executive officers (except for Mr. Heckman who was not a named executive officer in 2007 and Messrs. Stevens and Thadaney who were not named executive officers in 2007 and 2008).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)
Robert C. Gasser,	2009	750,000	—	453,007	—	—		7,350	1,210,357
President and Chief	2008	750,000	—	1,225,468	923,872	1,772,500		6,900	4,678,740
Executive Officer	2007	750,000	—	379,960	—	1,575,000		18,000	2,722,960
Howard C. Naphtali,	2009	500,000	—	1,197,015	—	—		17,150	1,714,165
Former Managing Director and	2008	500,000	—	636,040	349,877	1,202,502		16,100	2,704,519
Chief Financial Officer	2007	500,000	—	335,846	—	1,416,511		27,000	2,279,357
Christopher J. Heckman,	2009	500,000	—	1,137,015	—	—		17,150	1,654,165
Managing Director	2008	500,000	—	512,691	299,890	1,152,502		16,100	2,481,183
	2007	—	—	—	—	—		—	—
David Stevens,	2009	264,279	—	410,424	—	738,416		55,205	1,468,324
Managing Director and Chief Executive	2008	—	—	—	—	—		—	—
Officer of ITG Europe(4)	2007	—	—	—	—	—		—	—
Nicholas Thadaney,	2009	262,890	—	723,667	—	836,428	(7)	2,936	1,825,921
Managing Director and Chief	2008	—	—	—	—	—		—	—
Executive Officer of ITG Canada(5)	2007	—	—	—	—	—		—	—
Alasdair Haynes,	2009	95,572	—	543,496	—	—		2,124,783	2,763,851
Former Managing Director and Chief	2008	324,205	928,618	396,996	396,464	—		48,631	2,094,914
Executive Officer of ITG International(6)	2007	350,298	1,561,326	—	—	—		45,539	1,957,163

(1)
The amounts shown in column (e) represent the aggregate grant date fair value of the restricted stock unit awards granted to each of the named executive officers during each year, as determined pursuant to FASB ASC Topic 718. Except as noted in the immediately preceding sentence, the fair value of the awards was determined using the valuation methodology and assumptions set forth in footnote 2 to the company's consolidated financial statements included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which are incorporated herein by reference. Prior year amounts have been restated to reflect the grant date value in accordance with new SEC rules. See the narrative discussion following the Grants of Plan-Based Awards Table for more information about awards granted in 2009.

(2)
The amounts shown in column (f) represent the aggregate grant date fair value of stock options awarded to each of the named executive officers during 2008, as determined pursuant to FASB ASC Topic 718.

(3)
Except as specifically noted below, the amount of (or incremental cost to the company with respect to) any of the elements of compensation included in column (h) did not exceed (x) in the case of any personal benefit or perquisite, $25,000, or (y) in the case of any other element of compensation, $10,000.

Name	Company Contributions to Defined Contribution Plans
Robert C. Gasser	$7,350	*
Howard C. Naphtali	$17,150	*
Christopher J. Heckman	$17,150	*
David Stevens	$31,714	**

*
Under our Retirement Savings Plans, we match 66 2/3% of employee contributions up to a maximum of 6% of the employee's eligible compensation per year, we may make a discretionary profit sharing contribution that can vary from 0-8% of the employee's eligible compensation per year and we contribute 3% of each employee's eligible compensation per year. For 2009, the company did not make a discretionary profit sharing contribution.

**
The amount shown includes Mr. Stevens' retirement contribution, which amount represents 12% of Mr. Stevens' base salary in accordance with the ITG Europe Retirement Plan, under which the company contributes a determined percentage of the employee's base salary contingent on his/her age and years of service.

  Mr. Stevens received $23,491 in annual retainer fees for his service as a director of certain of the company's European subsidiaries.

(4)
Mr. Stevens' base salary, non-equity incentive plan compensation, retirement contribution and all other compensation amounts were converted from GBP to USD at the following exchange rate: 0.6385 GBP:1 USD, which exchange rate represents the average rate of exchange during the 2009 fiscal year.

(5)
Mr. Thadaney's base salary, non-equity incentive plan compensation and all other compensation amounts were converted from CAD to USD at the following exchange rate: 1.1412 CAD:1 USD, which exchange rate represents the average rate of exchange during the 2009 fiscal year.

(6)
Pursuant to Mr. Haynes' separation agreement, dated as of February 12, 2009, Mr. Haynes, as of December 31, 2009, had received $2,124,783 in separation payments, which includes a separation payment of $2,081,034, the company's retirement contribution under the ITG Europe Retirement Plan of $41,110 and coverage under the company's group health plan of $2,169.

(7)
The amount shown includes $43,815 contributed by Mr. Thadaney to a retirement compensation arrangement in which the company does not provide any contributions.

Grants of Plan-Based Awards Table

        The table set forth below lists each grant or award made in 2009 to any of the named executive officers under any of the company's equity and non-equity incentive plans.

								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Award				All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)
											Grant Date Fair Value ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert C. Gasser	3/13/09	—	—	—	—	—	—	19,434	—	—	453,007
Howard C. Naphtali	3/13/09	—	—	—	—	—	—	51,352	—	—	1,197,015
Christopher J. Heckman	3/13/09	—	—	—	—	—	—	48,778	—	—	1,137,015
David Stevens	2/23/09	—	—	—	—	—	—	21,069	—	—	410,424
Nicholas Thadaney	2/6/09	—	—	—	—	—	—	30,860	—	—	723,667
Alasdair Haynes(4)	3/13/09	—	—	—	—	—	—	23,316	—	—	543,496

(1)
As discussed in greater detail in our Compensation Discussion and Analysis on pages 10-11 and the narrative below this table, the maximum total incentive compensation (cash and equity) award that could have been made to Mr. Gasser for 2009 was 35% of 7.5% of the company's pre-tax income (as adjusted for certain non-recurring items). Based on 2009 pre-tax income, this maximum was $2,876,295. The maximum total incentive compensation award that could have been made to Mr. Heckman for 2009 was 16.25% of 7.5% of the company's pre-tax income (as adjusted for certain non-recurring items). Based on 2009 pre-tax income, this maximum was $1,335,422. For the 2009 performance period, the compensation committee exercised negative discretion when determining actual awards as set forth below. The incentive awards that could have been made to the other named executive officers were not subject to maximum limitations.

(2)
Except for Mr. Haynes, the number of shares subject to the restricted stock units (including both basic and matching units) shown in column (i) were granted under the EDA Program. For more information relating to the units granted during 2009 under the EDA Program, see the narrative discussion following this table.

(3)
Reflects the full grant date fair value of the awards as determined pursuant to FASB ASC Topic 718. The fair value of the awards was determined using the valuation methodology and assumptions set forth in footnote 2 to the company's consolidated financial statements included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which are incorporated herein by reference.

(4)
Pursuant to Mr. Haynes' separation agreement, dated as of February 12, 2009, Mr. Haynes received restricted stock units on March 13, 2009 with a value of £389,000 which will vest over a three-year period, subject to Mr. Haynes' compliance with a three-year employee nonsolicit restriction.

Pay-For-Performance Incentive Plan

        For Messrs. Gasser and Heckman, during the first quarter of 2009, the compensation committee specified an award under the Pay-For-Performance Incentive Plan and performance objectives upon which payment of the award would be conditioned. Although the compensation committee has no discretion to increase the amounts of awards previously established under the plan, the plan permits the compensation committee to reduce the amount of, or cancel, final awards, in view of business strategy, performance of comparable organizations, economic and business conditions, personal performance of the participant, or otherwise. The compensation committee may also provide that income of a business unit may be adjusted downward to reflect specified charges, expenses, and other amounts, or adjust or modify awards and performance objectives in recognition of unusual or nonrecurring events, in response to changes in applicable laws, regulations, accounting principles, or other circumstances, or specify performance periods for awards less than one year. If a participant ceases to be employed due to death, disability, or retirement (including early retirement with the approval of the compensation committee), the compensation committee will determine the amount payable as a final award achieved or resulting from the portion of the performance year completed at the date employment ceased (which may be a pro rata payment of the final award, determined at the end of the performance year), except that no payout shall be made if it is duplicative of severance payments. If a participant's employment terminates during a performance year for any other reason, no final award will be paid to the participant under the Pay-For-Performance Incentive Plan. During the first quarter of 2010, the compensation committee determined the extent to which awards have been earned and performance objectives achieved, and the amounts therefore payable to each named executive officer.

EDA Program

        Under our EDA Program, each eligible participant is granted a number of basic stock units on the date the year-end cash bonus would otherwise be paid to the participant equal to (i) the amount by which the participant's cash variable compensation is reduced as determined by the compensation committee, divided by (ii) the fair market value of a share of the company's common stock on the date of grant. The number of basic stock units granted to each named executive officers under the EDA Program in 2009 was determined based upon the amount of 2008 reduced variable compensation divided by the closing price per share of our common stock on the NYSE on the grant date.

        Under the terms of the EDA Program, each participant will be granted (within the established maximum amounts under the Pay-For-Performance Incentive Plan as described in the Compensation Discussion and Analysis) an additional number of matching stock units on the date of grant equal to 20% of the number of basic stock units granted. Basic stock units vest in equal annual installments on each of the first, second and third anniversaries of the date of grant, if the participant remains continuously employed by the company on each applicable vesting date, and will be settled in shares of our common stock within 30 days after each applicable vesting date. Matching stock units will vest 100% on the third anniversary of the date of grant, if the participant remains continuously employed by the company through such vesting date, and will be settled in shares of our common stock within 30 days after the date on which such matching stock units vest. In the case of basic and matching stock units granted to employees of ITG Canada Corp. and its subsidiaries, including Mr. Thadaney, stock units are settled by delivery of an equivalent amount of cash instead of shares of our common stock.

Options Exercised and Stock Vested for 2009 for Named Executive Officers

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)(2)(3)	Value Realized Upon Vesting ($)(4)
(a)	(b)	(c)	(d)	(e)
Robert C. Gasser	—	—	16,917	421,965
Howard C. Naphtali	47,525	507,567	6,145	139,234
Christopher J. Heckman	—	—	5,927	134,249
David Stevens	—	—	3,600	72,468
Nicholas Thadaney	—	—	1,000	22,720
Alasdair Haynes(5)	—	—	14,300	326,396

(1)
Values based on the weighted average sales price of shares sold upon exercise of options on the date of exercise minus the exercise price of the option, times the number of shares shown for the named executive officer in column (b).

(2)
The amounts shown in column (d) includes the vesting of stock units granted under the SUA Program in prior years and restricted share units that vested in 2009.

(3)
As more fully described in the narrative following this table, the units (including the vested units representing foregone compensation) are not delivered in shares of ITG common stock until the third anniversary or the sixth anniversary of the grant date. We believe that these settlement provisions of the SUA Program align our executives' economic interests with those of our stockholders, by having provided a vehicle for investing a portion of compensation in our stock.

(4)
Values based on the closing price of our common stock on the NYSE on the vesting date of the underlying shares, or the last trading day immediately prior to the vesting date to the extent the vesting date was not a trading date.

(5)
Pursuant to Mr. Haynes' separation agreement, all outstanding unvested restricted stock units (other than the March 13, 2009 award as noted in the Grants of Plan-Based Awards Table) and stock options held by Mr. Haynes that were not vested and exercisable as of May 6, 2009 (his separation date) were forfeited and automatically terminated on that date. All stock options that were vested as of May 6, 2009 were amended to remain exercisable until their original expiration date, August 1, 2010.

SUA Program

        Under our SUA Program, which was frozen as of January 1, 2009, each named executive officer (except for Messrs. Haynes, Stevens and Thadaney) could irrevocably elect, on an annual basis, to forgo the receipt of a portion of their total cash compensation and receive units representing shares of our common stock on a one-for-one basis with a fair market value equal to 120% of the forgone compensation. The matching units that represent the additional 20% of the forgone compensation vest entirely on the third anniversary of the grant date, provided the participant remains employed by the company through such date. The remaining units representing the foregone compensation are fully vested and are nonforfeitable as of the grant date. All vested units are delivered in shares of ITG common stock on the third anniversary of the grant. (Prior to the amendment of the SUA Program in April 2006, participation was mandatory and participants received common stock with a fair market value equal to 130% of forgone compensation. The matching units that represent the additional 30% of the forgone compensation vest and are settled as follows: half of the matching stock units vest and are settled on the third anniversary of the grant date and the other half vest and are settled on the sixth anniversary of the grant date. The remaining units representing the foregone compensation are vested as of the grant date and half are settled on the third anniversary of the grant date and the other half are settled on the sixth anniversary of the grant date.)

Non-qualified Deferred Compensation

Name	Executive contributions in last FY ($)	Aggregate earnings in last FY ($)(1)	Aggregate withdrawals / distributions ($)(2)	Aggregate balance at last FYE ($)(3)
(a)	(b)	(c)	(d)	(e)
Robert C. Gasser	—	(46,957)	—	305,902
Howard C. Naphtali(4)	—	(72,848)	(179,864)	553,200
Christopher J. Heckman	—	(64,649)	(155,156)	497,468
David Stevens	—	—	—	—
Nicholas Thadaney	—	—	—	—
Alasdair Haynes	—	—	—	—

(1)
The amounts shown in column (c) represent (i) for units representing deferred compensation granted under our SUA Program prior to 2009 and not settled in 2009, the difference in the fair market value of such units on December 31, 2009 as compared to the fair market value of such units on December 31, 2008 and (ii) for units representing deferred compensation granted under our SUA Program prior to 2009 and settled in 2009, the difference in the fair market value of such units on the date of settlement as compared to the fair market value of such units on December 31, 2008. Fair market values are based on the closing price of our common stock on the NYSE on the dates referenced above.

(2)
The amounts shown in column (d) represent the fair market value of the shares of ITG common stock representing deferred compensation delivered to each named executive officer during 2009 pursuant to our SUA Program. Fair market values are based on the closing price of our common stock on the NYSE on the dates that the underlying shares were delivered.

(3)
The amounts shown in column (e) represent the fair market value of the shares of ITG common stock representing deferred compensation held by each named executive officer under the SUA Program as of December 31, 2009.

(4)
Pursuant to the terms of Mr. Naphtali's separation agreement, all outstanding stock unit awards under the SUA Program that are not already vested as of May 3, 2010 will automatically vest pursuant to the retirement provisions of the SUA Program. Such awards, together with shares subject to stock unit awards granted to Mr. Naphtali under the SUA Program that are vested as of May 3, 2010, will be issued to Mr. Naphtali in accordance with the terms of the SUA Program.

Outstanding Equity Awards for Named Executive Officers at December 31, 2009

	Option Awards							Stock Awards
Name	Number of securities underlying unexercised Options (#) Exercisable		Number of securities underlying unexercised Options (#) Unexercisable		Equity Incentive Plans: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Expiration Date	Number of shares or units of Stock held that have not vested (#)		Market value of nonvested shares or units of Stock held that have not vested ($)	Incentive Plans: Number of nonvested shares, units or other rights held (#)	Incentive Plans: Market or payout value of nonvested shares, units or other rights held ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Robert C. Gasser	69,856	(1)	—		—	44.22	10/4/11	—		—	—	—
	—		—		—	—	—	540	(c)	10,647	—	—
	—		—		—	—	—	534	(d)	10,521	—	—
	—		—		—	—	—	528	(e)	10,399	—	—
	20,113	(2)	40,227	(3)	—	47.25	1/2/13	—		—	—	—
	—		—		—	—	—	459	(p)	9,042	—	—
	—		—		—	—	—	13,002	(a)	256,139	—	—
	—		—		—	—	—	1,049	(q)	20,665	—	—
	—		—		—	—	—	19,434	(b)	382,850	—	—
Howard C. Naphtali(8)	—		—		—	—	—	—		—	—	—
	—		—		—	—	—	—		—	—	—
	—		—		—	—	—	369	(f)	7,266	—	—
	—		—		—	—	—	304	(g)	5,989	—	—
	—		—		—	—	—	409	(h)	8,059	—	—
	—		—		—	—	—	358	(i)	7,053	—	—
	—		—		—	—	—	248	(j)	4,886	—	—
	—		—		—	—	—	394	(k)	7,762	—	—
	—		—		—	—	—	325	(l)	6,403	—	—
	—		—		—	—	—	241	(m)	4,742	—	—
	—		—		—	—	—	430	(n)	8,465	—	—
	—		—		—	—	—	313	(o)	6,168	—	—
	—		—		—	—	—	332	(c)	6,547	—	—
	—		—		—	—	—	352	(d)	6,940	—	—
	—		—		—	—	—	389	(e)	7,656	—	—
	27,000	(4)	—		—	25.38	8/1/10	—		—	—	—
	12,800	(5)	—		—	45.30	8/31/11	—		—	—	—
	—		—		—	—	—	3,924	(bb)	77,303	—	—
	—		24,323	(6)	—	45.04	3/14/13	—		—	—	—
	—		—		—	—	—	559	(p)	11,012	—	—
	—		—		—	—	—	802	(q)	15,799	—	—
	—		—		—	—	—	51,352	(b)	1,011,634	—	—
Christopher J. Heckman	—		—		—	—	—	—		—	—	—
	—		—		—	—	—	—		—	—	—
	—		—		—	—	—	385	(f)	7,585	—	—
	—		—		—	—	—	287	(g)	5,659	—	—
	—		—		—	—	—	406	(h)	7,998	—	—
	—		—		—	—	—	296	(j)	5,827	—	—
	—		—		—	—	—	361	(k)	7,112	—	—
	—		—		—	—	—	311	(l)	6,127	—	—
	—		—		—	—	—	230	(m)	4,531	—	—
	—		—		—	—	—	325	(n)	6,400	—	—
	—		—		—	—	—	392	(o)	7,728	—	—
	—		—		—	—	—	361	(c)	7,112	—	—
	—		—		—	—	—	359	(d)	7,066	—	—
	—		—		—	—	—	361	(e)	7,112	—	—
	16,000	(4)	—		—	25.38	8/1/10	—		—	—	—
	12,800	(5)	—		—	45.30	8/31/11	—		—	—	—
	—		—		—	—	—	3,364	(bb)	66,271	—	—
	—		20,848	(6)	—	45.04	3/14/13	—		—	—	—
	—		—		—	—	—	349	(p)	6,875	—	—
	—		—		—	—	—	704	(q)	13,869	—	—
	—		—		—	—	—	48,778	(b)	960,927	—	—

	Option Awards							Stock Awards
Name	Number of securities underlying unexercised Options (#) Exercisable		Number of securities underlying unexercised Options (#) Unexercisable		Equity Incentive Plans: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Expiration Date	Number of shares or units of Stock held that have not vested (#)		Market value of nonvested shares or units of Stock held that have not vested ($)	Incentive Plans: Number of nonvested shares, units or other rights held (#)	Incentive Plans: Market or payout value of nonvested shares, units or other rights held ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
David Stevens	4,500	(4)	—		—	25.38	8/1/10	—		—	—	—
	—		14,608	(7)	—	47.59	1/1/13	—		—
	—		—		—	—	—	2,394	(bb)	47,162	—	—
	—		—		—	—	—	21,069	(b)	415,059	—	—
Nicholas Thadaney	5,400	(5)	—		—	45.30	8/31/11	—		—	—	—
	—		12,901	(7)	—	47.59	1/1/13	—		—	—	—
	—		—		—	—	—	2,114	(bb)	41,646	—	—
	—		—		—	—	—	30,860	(b)	607,942	—	—
Alasdair Haynes(9)	21,500	(4)	—		—	25.38	8/1/10	—		—	—	—
	—		—		—	—	—	23,316	(cc)	459,325	—	—

Footnotes (1)–(7): The options disclosed in columns (b) and (c) became or become, to the extent the named executive officer remains employed through the applicable vesting date, fully exercisable on the following dates: (1) this amount vested in thirds on 10/4/2007, 10/4/2008 and 10/4/2009; (2) 1/2/09; (3) half of this amount vested on 1/2/10 and the other half will vest on 1/2/11; (4) 8/1/2008; (5) 8/31/2009; (6) 3/14/2011 and (7) 1/1/2011.

Footnote (8): Pursuant to the terms of his separation agreement, all outstanding stock options held by Mr. Naphtali that are not vested and exercisable (to the extent applicable) as of May 3, 2010 will be forfeited and automatically terminated on May 3, 2010. All stock options that are vested as of May 3, 2010 will remain exercisable for 60 days.

Footnote (9): Pursuant to the terms of his separation agreement, all stock options held by Mr. Haynes that were vested as of May 6, 2009 were amended to remain exercisable until their original expiration date, August 1, 2010.

Footnote (a): These units, which, as of December 31, 2009, represent the nonvested portion of Mr. Gasser's performance-based restricted stock unit award granted in 2008, were earned on December 31, 2008. On each of January 31, 2009 and January 31, 2010, 6,501 units vested and the remaining 6,501 units will vest on January 1, 2011 if Mr. Gasser remains employed through the applicable vesting date. The market value of the award was determined using a per share value of the company's common stock of $19.70 (which was the closing price per share on December 31, 2009).

Footnote (b): The restricted stock units (basic and matching stock units) held by the named executive officers pursuant to the EDA Program, and the corresponding market value, are disclosed in columns (g) and (h). Messrs. Gasser, Naphtali, Heckman, Stevens and Thadaney were issued 3,239, 8,559, 8,130, 3,512 and 5,144 matching units, respectively, which shall vest in full on 3/13/2012 for Messrs. Gasser and Heckman, 2/23/2012 for Mr. Stevens and 2/6/2012 for Mr. Thadaney provided the named executive officer remains employed through the applicable vesting date. The remaining units disclosed in column (g) represent basic units granted under the EDA Program; one third of such units vested on 3/13/2010 for Messrs. Gasser and Heckman, 2/23/2010 for Mr. Stevens and 2/6/2010 for Mr. Thadaney and, provided the named executive officer remains employed through the applicable vesting date, the remainder will vest in equal installments on 3/13/2011 and 3/13/2012 for Messrs. Gasser and Heckman, 2/23/2011 and 2/23/2012 for Mr. Stevens and 2/6/2011and 2/6/2012 for Mr. Thadaney. Pursuant to the terms of Mr. Naphtali's separation agreement, all outstanding stock unit awards under the EDA

Program that are not already vested as of May 3, 2010 will continue to vest as if Mr. Naphtali continued in employment with the company on each applicable vesting date and will be issued to Mr. Naphtali in accordance with the terms of the EDA Program so long as he complies with certain restrictive covenants as further described above in the Compensation Discussion and Analysis.

Footnotes (c)–(q): The restricted stock units (matching units only) held by the named executive officers pursuant to the SUA Program, and the corresponding market value, are disclosed in columns (g) and (h) became or become, provided the named executive officer remains employed through the applicable vesting date, fully vested on the following dates: (c) 4/16/2010; (d) 8/15/2010; (e) 11/15/2010; (f) 1/15/2010; (g) 4/15/2010; (h) 7/15/2010; (i) 10/15/2010; (j) 1/15/2011; (k) 4/15/2011; (l) 7/15/2011; (m) 10/14/2011; (n) 1/17/2012; (o) 1/16/2010; (p) 3/14/11 and (q) 7/16/2011. The market value of the awards was determined using a per share value of the company's common stock of $19.70 (which was the closing price per share on December 31, 2009).

Footnote (bb): As of December 31, 2009, our executives earned 50.5% of their performance-based restricted stock unit awards that were granted in 2008. This vesting percentage was based on the achievement of $311,017,000 in pre-tax operating income (adjusted to reflect certain investment gains/losses, severance and restructuring costs and certain write-downs of capitalized costs pertaining to discontinued non-core products) over the 2008-2009 two-year period. However, the executive had to have remained employed with the Company through January 31, 2010 in order for such performance-based restricted stock unit awards to vest. The market value of the award was determined using a per share value of the company's common stock of $19.70 (which was the closing price per share on December 31, 2009).

Footnote (cc): Pursuant to his separation agreement, Mr. Haynes received restricted stock units on March 13, 2009 with a value of £389,000 which vest over a three-year period, subject to Mr. Haynes' compliance with a three-year employee nonsolicit restriction.

Severance and Change-in-Control Arrangements

  Change-in-Control Agreements

        As of December 31, 2009, the following named executive officers had change-in-control agreements with the company: Messrs. Naphtali, Heckman, Stevens and Thadaney. Each change-in-control agreement provides for the payment of benefits if the executive's employment is terminated within eighteen months following a change in control, either by the company not for cause (and not due to the executive's death or disability) or by the executive for good reason. In addition, if the executive's employment is terminated by the company other than for cause within six months prior to the date of a change in control and it is reasonably demonstrated that the termination arose in connection with, or in anticipation of, the change in control, the benefits set forth below will be paid to the executive.

        "Good reason" is defined to include (i) a material reduction in the executive's primary functional authorities, duties or responsibilities (other than any such reduction resulting merely from an acquisition of the company and its existence as a subsidiary or division of another entity); (ii) relocation of the executive's principal job location of more than 35 miles; (iii) material reductions in the executive's base salary or participation in annual incentive compensation plans, other than certain across the board reductions; and (iv) a material breach of the change-in-control agreement by the company (including the company decreasing the executive's base salary and target annual cash incentives by more than 10%).

        "Cause" is defined to include (i) the executive's willful failure to substantially perform his duties with the company (other than any as a result of the executive's disability); (ii) the executive's gross negligence in the performance of his duties which results in material financial harm to the company;

(iii) the executive's conviction of, or guilty plea, to any felony or any other crime involving the personal enrichment of the executive at the expense of the company; (iv) the executive's willful engagement in conduct that is demonstrably and materially injurious to the company, monetarily or otherwise; or (v) the executive's willful material violation of any provision of the company's code of conduct.

        "Change in control" is deemed to occur (i) if any person, other than the company or a person related to the company, is or becomes the beneficial owner of 35% percent or more of the total voting power of all the then-outstanding voting securities; (ii) if a majority of the members of the company's incumbent board of directors cease to be board members; (iii) upon consummation of a merger, consolidation, recapitalization, or reorganization of the company or similar transaction affecting the capital structure of the company in which the company's existing stockholders or a related person do not continue to own more than 50% of the outstanding voting securities of the surviving entity; (iv) upon consummation of the sale by the company of all or substantially all of the company's assets; or (v) if the stockholders of the company approve a plan of complete liquidation of the company.

        The benefits payable are (i) base salary, together with unused accrued vacation, through the date of termination, (ii) a pro-rata bonus for the year of termination based on the average of the executive's annual bonuses for the three years immediately preceding the year of termination of employment (including any bonus amounts paid in the form of basic units awarded under the EDA Program), and (iii) two times the sum of the executive's annual base salary in effect immediately prior to the date of termination or the date of the change in control, whichever is higher, plus the average of the executive's annual bonuses for the three years immediately preceding the year of termination of employment (including any bonus amounts paid in the form of basic units awarded under the EDA Program). Such amounts are payable in a lump sum within ten business days after the date of termination of employment. In addition, the company will continue to provide the executive and his or her dependents with health benefits and will pay to the executive an amount in cash equal to the premium cost that the company would have paid to maintain disability and life insurance coverage for the executive and his or her dependents for up to two years following the date of termination. If any payment under a change-in-control agreement is subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, the amounts payable will be reduced to a level at which no amount is subject to the excise tax, provided that no reduction will be made if the net after-tax benefit, taking into account income, employment and excise taxes, to which the executive would otherwise be entitled without the reduction would be greater than the net after-tax benefit to the executive resulting from receipt of the payments with such reduction. However, in this case, the executive will be responsible for all excise tax payments. In the event of a dispute under a change-in-control agreement, the company will reimburse the executive for reasonable legal fees and expenses incurred in the dispute if the executive prevails on any material claim or defense in the dispute.

        The following table sets forth the estimated total payments, as well as each component of compensation outlined above or in the footnotes to the table below and taken into account in determining the total amounts payable in connection with a change in control, that would have been due to each of the named executive officers had a change in control and a qualifying termination of employment occurred on December 31, 2009, assuming a per share value of the company's common stock of $19.70 (which was the closing price per share on December 31, 2009).

Name	Total Cash Severance		Value of Additional Welfare Benefits(1)	Acceleration of Vesting of Stock Options, EDA Awards and SUA Awards(2)	Acceleration of Vesting of "Earned" Performance-Based Restricted Share Awards(2)(3)	Total Change in Control Payments
Howard C. Naphtali	$5,817,756		$42,380	$1,126,380	$77,303	$7,063,819
Christopher J. Heckman	$5,398,243		$42,380	$1,061,927	$66,271	$6,568,821
David Stevens(4)(5)	$3,367,115	(5)	$8,251	$415,059	$47,162	$3,837,587
Nicholas Thadaney(6)	$5,344,915		$9,583	$607,942	$41,646	$6,004,086

(1)
Value of additional benefits assumes benefits will be provided for a full two years, is based on current costs and does not assume increased value for future price increases or ITG providing for executive without benefit of group rates.

(2)
Under the terms of the applicable award agreements, stock options, restricted share awards and restricted SUA awards and EDA awards vest upon a change in control. These awards also vest upon the executive's death or disability and the restricted SUA awards vest upon the executive's retirement, which is defined as the executive's termination of employment at age 65 or after the executive has reached age 55 and has at least 10 years of service with the company. The amounts in this column reflect the spread value of options (which for 2009 was zero) and the face value of EDA and SUA awards.

(3)
The amounts in this column reflect the face value of the performance-based restricted share awards that were earned on December 31, 2009 and vested on January 31, 2010.

(4)
Mr. Stevens' total cash severance and value of additional welfare benefits were converted from GBP to USD at the following exchange rate: 0.6385 GBP:1 USD, which exchange rate represents the average rate of exchange during the 2009 fiscal year.

(5)
The amounts set forth in this table for Mr. Stevens represent the amounts he would have received pursuant to his agreement as currently in effect. Under his change-in-control agreement in effect on December 31, 2009, Mr. Stevens would have received $2,619,734 in total change-in-control payments.

(6)
Mr. Thadaney's total cash severance and value of additional welfare benefits were converted from CAD to USD at the following exchange rate: 1.1412 CAD:1 USD, which exchange rate represents the average rate of exchange during the 2009 fiscal year.

        In the event that a change in control occurred on December 31, 2009 and there was no subsequent qualifying termination of employment, the total change in control payment for each named executive officer would be the amounts set forth in "Acceleration of Vesting of Stock Options, EDA Awards and SUA Awards" and "Acceleration of Vesting of 'Earned' Performance-Based Restricted Share Awards."

  Employment Agreement with Mr. Gasser

        On September 15, 2006, Mr. Gasser entered into an employment agreement with the company to serve as the Chief Executive Officer and President of the company. Effective August 6, 2008, this agreement was amended and restated. The agreement provides that the term of Mr. Gasser's employment will begin on October 4, 2006 and end on December 31, 2009, with automatic one-year extensions, unless terminated earlier by either party upon 90 days written notice. The agreement provides that if his employment with the company is terminated by the company without cause (as defined below), if he terminates employment with the company for good reason, or if the company elects not to renew the agreement, in each case, prior to a change in control (as defined below) of the company, the company will pay to Mr. Gasser an amount equal to Mr. Gasser's base salary payable through his termination date and a pro-rated portion of the bonus compensation Mr. Gasser would have actually earned for the calendar year in which his date of termination occurs (to be paid as and when bonuses are payable to other executives for that year). The company will also pay to Mr. Gasser an amount equal to the sum of (i) Mr. Gasser's base salary at the rate then in effect on the date of his termination and (ii) an amount equal to the average annual bonus paid or payable to Mr. Gasser with respect to the three calendar years preceding the calendar year of his termination (including any bonus amounts paid in the form of basic units awarded under the EDA Program). The portion of this amount equal to two times the dollar limit in effect under section 401(a)(17) of the Code (for 2009, $245,000) for the year in which Mr. Gasser's termination occurs will be paid in installments over the 12-month period following his date of termination. The remaining amount will be paid in a lump sum within thirty (30) days following his date of termination. For purposes of the foregoing calculation, Mr. Gasser's bonus with respect to the 2006 calendar year will be deemed to be $1,575,000. All outstanding equity awards held by Mr. Gasser that are not vested as of his date of termination, will continue to vest as if he had remained employed by the company through the first anniversary of his date of termination. Only performance objectives for outstanding equity awards granted, and performance periods that began, before January 2, 2009 will be deemed satisfied as of his termination date. All outstanding options held by Mr. Gasser that are vested as of the termination date will remain exercisable until the earlier of the first anniversary of Mr. Gasser's date of termination or the expiration of the option term in accordance with the terms of the company's Amended and Restated 1994 Stock Option and Long-term Incentive Plan or the company's 2007 Equity Plan, as applicable, or any successor plan thereto. Any outstanding options that vest during the one-year period following his termination date will remain exercisable until the earlier of the one-year period following the applicable vesting date or the expiration of the option term. The company will also continue to maintain and provide to Mr. Gasser and his dependants continued medical coverage at the level in effect on his date of termination for one year after his date of termination.

        The following table sets forth the estimated total payments, as well as each component of compensation outlined above and taken into account in determining the total amounts payable that would have been due to Mr. Gasser had a qualifying termination of employment occurred on December 31, 2009, assuming a per share value of the company's common stock of $19.70 (which was the closing price per share on December 31, 2009).

Name	Total Cash Severance	Value of Additional Welfare Benefits(1)	Continued Vesting of Stock Options and Restricted Share Awards(2)	Total Severance Payments
Robert C. Gasser	$4,316,667	$21,379	$265,984	$4,604,030

(1)
Value of additional benefits is based on current costs and does not assume increased value for future price increases or ITG providing such additional benefits without benefit of group rates.

(2)
This amount reflects the spread value of options (which for 2009 was zero) and the face value of restricted share awards (including EDA and SUA) vesting during 2010.

        The agreement further provides that if Mr. Gasser's employment is terminated by the company without cause (and not due to his death or permanent disability), by Mr. Gasser for good reason, or if the company elects not to renew the agreement, in each case, within eighteen months following a change in control of the company, the company will pay to Mr. Gasser severance benefits that are substantially consistent to the benefits payable to the named executive officers pursuant to the change-in-control agreements as described above. Specifically, Mr. Gasser will be entitled to the following severance payments and benefits: (i) an amount equal to Mr. Gasser's base salary payable through his termination date in accordance with the company's standard payroll practices and a pro-rated portion of the bonus compensation Mr. Gasser would have actually earned for the calendar year in which his date of termination occurs (to be paid as and when bonuses are payable to other executives for that year); and (ii) an amount (to be paid in a lump sum within ten (10) days following the date of termination) equal to two times the sum of (A) his annual base salary prior to his date of termination or the date of change in control (whichever is higher) and (B) the average annual bonus paid or payable to Mr. Gasser with respect to the three calendar years preceding the calendar year of his termination (including any bonus amounts paid in the form of basic units awarded under the EDA Program) (for purposes of the foregoing calculation only, Mr. Gasser's bonus with respect to the 2006 calendar year will be deemed to be $1,575,000). Mr. Gasser will also receive continued health, dental, and vision insurance coverage and a monthly cash payment equal to the premium cost that the company would have paid to maintain disability and life insurance coverage until the earlier of the end of the two-year period following Mr. Gasser's date of termination or the date on which Mr. Gasser is eligible to receive substantially comparable benefits through subsequent employment. Mr. Gasser is also entitled to the benefits set forth in this paragraph if his employment is terminated by the company (other than for cause) within six months prior to the date of a change in control and such termination arose in connection with the change in control.

        The agreement provides that if any payment, coverage or benefit provided to him is subject to the excise tax under section 4999 of the Code, Mr. Gasser will have the amounts payable to him and benefits he will receive reduced so that no amounts he would receive would be subject to the excise tax under section 4999 of the Code if such reduction would result in him receiving a greater amount on an after-tax basis than if no reduction had occurred.

        The following table sets forth the estimated total payments, as well as each component of compensation outlined above and taken into account in determining the total amounts payable in connection with a change in control, that would have been due to Mr. Gasser had a change in control and a qualifying termination of employment occurred on December 31, 2009, assuming a per share value of the company's common stock of $19.70 (which was the closing price per share on December 31, 2009).

Name	Total Cash Severance	Value of Additional Welfare Benefits(1)	Acceleration of Vesting of Stock Options, EDA Awards and SUA Awards(2)	Acceleration of Vesting of "Earned" Performance-Based Restricted Share Awards(2)(3)	Total Change in Control Payments
Robert C. Gasser	$6,833,333	$42,759	$444,125	$256,139	$7,576,356

(1)
Value of additional benefits assumes benefits will be provided for a full two years, is based on current costs and does not assume increased value for future price increases or ITG providing for executive without benefit of group rates.

(2)
Under the terms of the applicable award agreements, stock options, restricted share awards, restricted SUA awards and EDA awards vest upon a change in control. These awards also vest upon the executive's death or disability and the restricted SUA awards vest upon the executive's retirement, which is defined as the executive's termination of employment at age 65 or after the executive has reached age 55 and has at least 10 years of service with the company. The amounts in this column reflect the spread value of options (which for 2009 was zero) and the face value of EDA and SUA awards.

(3)
The amount in this column reflects the face value of the unvested performance-based restricted share awards that were granted in 2008, and earned on December 31, 2008.

        In the event that a change in control occurred on December 31, 2009 and there was no subsequent qualifying termination of employment, the total change in control payment for Mr. Gasser would be the amount set forth in "Acceleration of Vesting of Stock Options, EDA Awards and SUA Awards" and "Acceleration of Vesting of 'Earned' Performance-Based Restricted Share Awards."

        All severance benefits are conditioned on Mr. Gasser's execution and non-revocation of a release.

        If Mr. Gasser's employment is terminated on account of his death, permanent disability, voluntary resignation other than for good reason or by the company for cause, Mr. Gasser will be entitled to receive only his base salary through his date of termination, reimbursement of all reimbursable expenses incurred by him prior to such termination, and all other accrued, but unpaid benefits under the company's benefit plans and programs. In addition, if Mr. Gasser's employment is terminated on account of his death or permanent disability, all outstanding equity awards held by Mr. Gasser as of the date of termination will become fully vested and exercisable (and any performance objectives applicable to awards will be deemed satisfied as of the date of termination) in accordance with the terms of the company's Amended and Restated 1994 Stock Option and Long-term Incentive Plan or the company's 2007 Equity Plan, as applicable, or any successor plan thereto.

        The agreement provides that during the term of Mr. Gasser's employment with the company, and for the one-year period after Mr. Gasser's termination of employment, Mr. Gasser can not (i) compete with the company, (ii) solicit in any way the employees of the company to terminate their employment, or (iii) solicit in any way the customers, suppliers, clients, brokers, licensees or other business relations of the company to cease doing business with the company.

        Prior to a change in control, "good reason" is defined to include (i) the material diminution of Mr. Gasser's duties, responsibilities, powers or authorities; (ii) the removal of Mr. Gasser from his office as Chief Executive Officer; (iii) the failure to obtain a written assumption of the employment agreement by any person acquiring all or substantially all of the assets of the company; (iv) a material reduction by the company of Mr. Gasser's salary, (v) the company does not renew the term of the agreement; (vi) material breach by the company of its obligations under the terms of the agreement or (vii) relocation of Mr. Gasser's principal place of business to a location more than fifty (50) miles from its current location. On or after a change in control, "good reason" means, (i) (A) the removal of Mr. Gasser from his office as Chief Executive Officer or (B) a material reduction of his primary functional authorities, duties, or responsibilities as President and Chief Executive Officer of the company from those in effect immediately prior to the change in control or the assignment of duties to him inconsistent with those of President and Chief Executive Officer of the company; (ii) the company's requiring Mr. Gasser to be based at a location in excess of fifty (50) miles from the location of his principal job location or office immediately prior to the change in control; (iii) a material reduction of Mr. Gasser's salary unless such reduction applies on substantially the same percentage basis to all company employees generally; (iv) a material reduction in Mr. Gasser's participation in any of the company's annual incentive compensation plans in which he participates prior to the change in control unless such reduction applies to all plan participants generally; (v) the failure of the company to obtain the assumption of the obligations contained herein by any successor; (vi) material breach by the company of its obligations under the terms of the agreement (including the company decreasing the executive's base salary and target annual cash incentives by more than 10%); or (vii) the company does not renew the term of the agreement.

        "Cause" is defined to include (i) Mr. Gasser's willful failure to substantially perform his duties with the company; (ii) gross negligence in the performance of Mr. Gasser's duties which results in material financial harm to the company; (iii) Mr. Gasser's conviction of, or guilty plea to, any crime involving his personal enrichment at the expense of the company, or any felony; (iv) Mr. Gasser's willful engagement in conduct that is demonstrably and materially injurious to the company, monetarily or otherwise; or (v) Mr. Gasser's willful violation of any material provision of the company's code of conduct.

        "Change in control" is deemed to occur (i) if any person, other than the company or a person related to the company, is or becomes the beneficial owner of 35% percent or more of the total voting power of all the then-outstanding voting securities; (ii) if a majority of the members of the company's incumbent board of directors cease to be board members; (iii) upon consummation of a merger, consolidation, recapitalization, or reorganization of the company or similar transaction affecting the capital structure of the company in which the company's existing stockholders or a related person do not continue to own more than 50% of the outstanding voting securities of the surviving entity; (iv) upon consummation of the sale by the company of all or substantially all of the company's assets; or (v) if the stockholders of the company approve a plan of complete liquidation of the company.

  Howard C. Naphtali Separation Agreement

        Notwithstanding the discussion above (which (as required by SEC rules) assumes that Mr. Naphtali's employment terminated on December 31, 2009), on February 3, 2010, the company and Mr. Naphtali entered into (i) a separation agreement pursuant to which they mutually agreed that, effective February 3, 2010, Mr. Naphtali resigned from all of his positions with the company and its subsidiaries, including as Chief Financial Officer of the company and (ii) a transition services agreement pursuant to which Mr. Naphtali is providing, as a temporary employee of the company, short-term transition services to the company from February 4, 2010 until May 3, 2010. For the services provided under the transition services agreement, the company will pay Mr. Naphtali a salary based on an annualized amount of $500,000.

        In consideration for Mr. Naphtali's execution and non-revocation of the separation agreement and agreement to certain restrictive covenants, Mr. Naphtali will receive separation payments totaling $3,535,919. If Mr. Naphtali timely elects COBRA continuation coverage, Mr. Naphtali will continue to be covered under the company's group health plan at the company's sole expense for the twelve-month period following February 3, 2010 or, if earlier, the date on which Mr. Naphtali becomes eligible for healthcare coverage through subsequent employment.

        All outstanding stock options held by Mr. Naphtali that are not vested and exercisable (to the extent applicable) as of May 3, 2010 will be forfeited and automatically terminated. All stock options that are vested as of that date will remain exercisable for 60 days. All outstanding stock unit awards under the company's SUA Program that are not already vested as of May 3, 2010 will automatically vest pursuant to the retirement provisions of the SUA Program. Last, all outstanding stock unit awards under the company's EDA Program that are not already vested as of May 3, 2010 will continue to vest as if Mr. Naphtali continued in employment with the company on each applicable vesting date and will be issued to Mr. Naphtali in accordance with the terms of the EDA Program, subject to Mr. Naphtali's compliance with an employee nonsolicit restriction until March 13, 2012.

        The separation agreement provides that, in addition to Mr. Naphtali being bound by the company's standard confidentiality and invention assignment covenants, Mr. Naphtali cannot (i) engage or participate in any business, entity or endeavor until May 3, 2010, (ii) engage, participate or be interested in any business, entity or endeavor with certain competitors for the 12-month period following the February 3, 2010 separation date, or (iii) during the period of time from May 3, 2010 to the date on which all stock unit awards under the EDA Program are issued, solicit or hire any employee, contractor or consultant of the company or any of its direct or indirect subsidiaries except that this prohibition shall not apply to any former employee who was involuntarily terminated by the company.

  Alasdair Haynes Separation Agreement

        On February 12, 2009, the company and Alasdair Haynes entered into a separation agreement pursuant to which they mutually agreed that, effective May 6, 2009, Mr. Haynes' employment with the company terminated and Mr. Haynes resigned from all of his positions with the company. In consideration for Mr. Haynes' execution of the separation agreement and agreement to certain restrictive covenants described below, Mr. Haynes received his base salary and medical and pension benefits until May 6, 2009. In addition, Mr. Haynes received payments totaling £1,328,800 (less statutory deductions described in the separation agreement). Mr. Haynes also received restricted stock units on March 13, 2009 with a value of £389,000 which will vest over a three-year period, subject to Mr. Haynes' compliance with a three-year employee nonsolicit restriction. From May 6, 2009 to February 5, 2010, Mr. Haynes was covered under the company's group health plan pursuant to the terms of his separation agreement. In addition, the company made pension payments at the rate of 15% of his base salary until February 6, 2010. All outstanding (i) unvested restricted stock units (other than the March 13, 2009 award) and (ii) stock options held by Mr. Haynes that were not vested and exercisable as of May 6, 2009 were forfeited and automatically terminated. All stock options that vested as of that date were amended to remain exercisable until August 1, 2010.

        The separation agreement provides that, in addition to Mr. Haynes being bound by the company's standard confidentiality covenants, Mr. Haynes can not (i) engage or participate in any business or company until May 6, 2009, (ii) engage, participate or be interested in any business, entity or endeavor with certain competitors for the 9-month period following May 6, 2009, (iii) during the 6-month period following May 6, 2009, solicit (A) any former or existing clients of the company for which Mr. Haynes provided services or for which he had significant responsibility during the two years prior to May 6, 2009 or (B) any person or entity that becomes a client of the company during the one-year period following May 6, 2009 and for which Mr. Haynes participated in a proposal to provide services during the two years prior to May 6, 2009 or (iv) until February 12, 2012, solicit any employee, contractor or consultant of the company or any person who was an employee, contractor or consultant of the company during Mr. Haynes' employment with the company (other than employees subject to a reduction in force), to terminate their employment or relationship with the company.

Director Compensation

        Each of our non-employee directors, other than our chairman, receives an annual retainer of $60,000, payable in quarterly installments. Our chairman receives an annual retainer of $160,000, payable in quarterly installments. Under our Amended and Restated Directors' Retainer Fee Subplan, adopted in 2002, the annual retainer fee is payable, at the election of each director, either in (i) cash, (ii) ITG common stock with a value equal to the retainer fee on the grant date, or (iii) under a deferred compensation plan which provides deferred share units with a value equal to the retainer fee on the grant date which convert to freely sellable shares when the director retires from our board of directors. Directors who are our employees are not compensated for serving as directors.

        Each non-employee director also receives fees of $1,000 for attendance at each regular meeting of the board of directors and $2,000 for any special board meetings. Board committee chair annual retainers are $9,000 for the audit committee chair, $7,000 for the compensation committee chair, and $5,000 for all other board committee chairs. All committee members receive $1,000 for attendance at each meeting of a committee of the board of directors. Directors of the company are also reimbursed for out-of-pocket expenses.

        Under our Amended and Restated Directors' Equity Subplan adopted in January 2006, we will grant newly appointed non-employee directors stock options valued at $100,000 and restricted stock unit awards valued at $100,000 at, or near, the time of appointment to the board of directors. In addition, non-employee directors will be granted stock options valued at $36,000 and restricted stock units valued at $36,000 annually, on the forty-fifth day following each of our annual meetings of stockholders. These options are granted with an exercise price per share equal to 100% of the fair market value of a share of our common stock on the NYSE on the date of grant. Such options expire at the earliest of (1) five years after the date of grant, (2) 12 months after death, disability or retirement after reaching age 65, and (3) 60 days after an optionee ceases to serve as a director for reasons other than death, disability or such retirement. Options and restricted stock units vest and become exercisable in equal installments on the first, second and third anniversaries of the date of grant. Vesting accelerates upon a change in control of the company or if the director ceases to serve as a non-employee director due to his or her death or disability. Only directors who are not our employees are eligible to participate in this plan.

        Each director may participate in our Charitable Gifts Matching Program pursuant to which we match 100% of the charitable contributions made by such directors up to a maximum dollar amount of $2,000 per person per year.

        The board adopted stock ownership guidelines for our nonemployee directors effective January 1, 2006 in order to more closely align their interests with the long-term interests of our stockholders. Under the guidelines, nonemployee directors are required to beneficially own shares of our common stock and company restricted share units (both vested and unvested) having an aggregate value of at least three times the annual cash retainer of the individual director. Stock ownership must be achieved by each director by January 1, 2009 or, in the case of directors first elected or appointed to the board of directors after January 1, 2006, within three years after the director's first election or appointment to the board.

        To ensure achievement of the ownership goals, directors who have not yet attained the required level of ownership must elect to receive at least one-half of the director's annual cash retainer in the form of common stock or deferred share units until such time as the stock ownership levels have been satisfied.

        The following table sets forth the total director compensation in 2009 (including for Robert L. King who resigned on August 17, 2009 and Brian J. Steck who passed away on November 6, 2009), as well as each component of compensation outlined above.

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)(5)	Option Awards ($)(2)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)
J. William Burdett	90,667	36,000	36,000	162,667
Christopher V. Dodds	88,500	36,000	36,000	160,500
Timothy L. Jones	91,043	36,000	36,000	163,043
Robert L. King(3)	78,034	36,000	36,000	150,034
Maureen O'Hara	202,071	36,000	36,000	274,071
Kevin J.P. O'Hara	88,043	36,000	36,000	160,043
Brian J. Steck(4)	78,000	36,000	36,000	150,000

(1)
The amounts shown in column (b) include the annual retainers earned by each director and attendance fees. The following directors elected to receive their annual retainer in deferred ITG common stock: Ms. O'Hara and Messrs. Jones and O'Hara. Mr. King elected to receive his annual retainer in ITG common stock with a value equal to the retainer fee on the grant date.

(2)
The amounts shown in columns (c) and (d) represent the aggregate grant date fair value of restricted share awards and options awarded to each of the directors, as determined pursuant to FASB ASC Topic 718. Except as noted in the immediately preceding sentence, the fair value of the option awards and stock awards for 2009 was determined using the valuation methodology and assumptions set forth in footnote 2 to the company's consolidated financial statements included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which are incorporated herein by reference.

(3)
As a result of Mr. King's resignation from the Board, all of Mr. King's unvested restricted stock unit awards and option awards were immediately forfeited and vested options remained exercisable for the 60-day period after Mr. King's resignation in accordance with the terms of the grant agreements.

(4)
On November 6, 2009, (i) Mr. Steck's estate received 2,761 deferred share units and (ii) pursuant to the terms of the award agreements, the vesting of 7,151 options and 2,711 restricted stock units accelerated.

(5)
The following chart shows the annual option and restricted stock units granted to each of the directors during 2009 and any deferred share units received as payment of the annual retainer fee (or with respect to Mr. King, any shares of ITG common stock received as payment of the annual retainer fee), together with the fair value of such awards:

Name	Grant Date	Number of Options(a)	Number of Units(a)		Fair Value at date of grant
J. William Burdett	6/26/09	4,449	—		$36,000
	6/26/09	—	1,792		$36,000
Christopher V. Dodds	6/26/09	4,449	—		$36,000
	6/26/09	—	1,792		$36,000
Timothy L. Jones	6/26/09	4,449	—		$36,000
	6/26/09	—	1,792		$36,000
	1/2/09	—	656	(b)	$15,000
	4/1/09	—	568	(b)	$15,000
	7/1/09	—	745	(b)	$15,000
	10/1/09	—	545	(b)	$15,000
Robert L. King	6/26/09	4,449	—		$36,000
	6/26/09	—	1,792		$36,000
	1/2/09	—	656	(b)	$15,000
	4/1/09	—	568	(b)	$15,000
	7/1/09	—	745	(b)	$15,000
Maureen O'Hara	6/26/09	4,449	—		$36,000
	6/26/09	—	1,792		$36,000
	1/2/09	—	1,750	(b)	$40,000
	4/1/09	—	1,514	(b)	$40,000
	7/1/09	—	1,985	(b)	$40,000
	10/1/09	—	1,453	(b)	$40,000
Kevin J.P. O'Hara	6/26/09	4,449	—		$36,000
	6/26/09	—	1,792		$36,000
	1/2/09	—	656	(b)	$15,000
	4/1/09	—	568	(b)	$15,000
	7/1/09	—	745	(b)	$15,000
	10/1/09	—	545	(b)	$15,000
Brian J. Steck	6/26/09	4,449	—		$36,000
	6/26/09	—	1,792		$36,000

(a)
As of December 31, 2009, Mr. Burdett, Mr. Dodds, Ms. O'Hara, Mr. O'Hara and Mr. Jones had, in the aggregate, 17,891, 11,957, 17,891, 15,952 and 41,267 stock options outstanding, respectively. As of December 31, 2009, Mr. Burdett, Mr. Dodds, Ms. O'Hara, Mr. O'Hara and Mr. Jones had, in the aggregate, 2,711, 3,552, 2,711, 3,478 and 2,711 restricted share units outstanding, respectively.

(b)
The amounts shown represent the deferred share units (or, with respect to Mr. King, shares of ITG common stock) received as payment of the annual retainer fee under the Amended and Restated Directors' Retainer Fee Subplan.

 CORPORATE GOVERNANCE

Board Meetings; Committees; and Director Nominations Process

        Our board of directors held five regular meetings and six special meetings during 2009. Each member of the board of directors attended, during their term of office, at least 75% of the total number of meetings of the board of directors. Board members are expected to attend our annual stockholders' meetings. At our 2009 annual stockholders' meeting, all members of the board of directors and nominees for election to the board were present except for Mr. Steck who attended via teleconference. Our non-management directors meet regularly in executive sessions without any management directors present. Our chairman, Ms. O'Hara, presided over such executive sessions in 2009. Our board of directors has an audit committee, a compensation committee, a nominating and corporate governance committee and a technology committee. Each committee of the board of directors is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors as it determines necessary to carry out its duties and any expenses in connection with such advice or assistance will be borne by the company.

        The current audit committee members are Mr. Dodds (Chairman), Mr. Jones, Mr. O'Hara and Ms. O'Hara. The audit committee is appointed by the board to be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the company and for assisting the board in oversight of (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements, (3) the independent auditors' qualifications and independence and (4) the performance of the company's internal audit function and independent auditors. These functions are described more fully under "Report of the Audit Committee." Our board of directors has determined that Mr. Dodds, Chairman of the audit committee, is a "financial expert" as defined in the Securities Exchange Act of 1934, as amended. During 2009, there were seven meetings of the audit committee. Each director serving as a member of the audit committee during 2009 attended at least 75% of such meetings that took place while such member was on the committee.

        The current compensation committee members are Ms. O'Hara (Chairperson), Mr. Burdett, Mr. O'Hara and Mr. Wood. As determined by the board, all four directors meet the independence requirements of the NYSE. In addition, each director serving on the compensation committee (i) is a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. No compensation committee member is either a current or former employee of the company. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board or compensation committee. The compensation committee is appointed by the board to discharge its responsibilities relating to compensation of our directors and executive officers. The compensation committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs as further described below. During 2009, there were eight meetings of the compensation committee. Each director serving as a member of the compensation committee during 2009 attended at least 75% of such meetings that took place while such member was on the committee.

        The current nominating and corporate governance committee members are Mr. Burdett (Chairman), Mr. Dodds and Ms. O'Hara. The nominating and corporate governance committee is appointed by the board (1) to identify individuals qualified to become board members, and to select, or to recommend that the board select, the director nominees for the next annual meeting of stockholders; (2) to develop and recommend to the board the corporate governance guidelines applicable to the company; (3) to oversee a review of the board's and its committees' performance and of management's performance; and (4) to recommend to the board director nominees for chairman and membership appointments for each committee, including the nominating and corporate governance committee.

        The nominating and corporate governance committee's process for identifying candidates includes seeking recommendations from one or more of the following: current and retired directors and executive officers of the company; firms that specialize in identifying director candidates (which firm may earn a fee for its services paid by the company); persons known to directors of the company in accounting, legal and other professional service organizations or educational institutions; and, subject to compliance with applicable procedures, stockholders of the company. When the nominating and corporate governance committee reviews a potential new candidate, the committee looks specifically at the candidate's qualifications in light of the needs of the board and the company at that time, given the then current mix of director attributes. In particular, the committee's process for evaluating candidates includes investigation of the person's specific experiences and skills, age, international versus domestic background, time availability in light of commitments, legal and regulatory requirements, potential conflicts of interest and independence from management and the company. The nominating and corporate governance committee also considers diversity in identifying nominees for director and endeavors to have a board representing diverse experience in areas that will contribute to our board's ability to perform its roles relating to oversight of the company's business, strategy and risk exposure. Without limiting the generality of the preceding sentence, the nominating and corporate governance committee takes into account, among other things, the diversity of business, leadership and personal experience of board candidates and determines how that experience will serve the best interests of the company.

        Candidates recommended by a stockholder are evaluated in the same manner as are other candidates. We did not receive any recommendations from stockholders of the company for director nominees for the annual general meeting. Stockholders who wish to submit nominees for director consideration by the nominating and corporate governance committee may do so by submitting such nominees' names in writing, in compliance with the procedures and along with the other information required by our by-laws, to Investment Technology Group, Inc., Attn: Secretary, 380 Madison Avenue, 4th Floor, New York, New York 10017.

        During 2009, there were three meetings of the nominating and corporate governance committee. All committee members were in attendance at such meetings, except for Mr. Steck who, due to an illness, did not attend one meeting. The nominating and corporate governance committee operates under a charter, which is posted in the "Corporate Governance" section of our website at http://www.itg.com/corporate-governance/committee-charters-nominating/.

        The current technology committee members are Mr. Jones (Chairman), Mr. Burdett and Mr. Wood. The technology committee members are appointed by the board to review and assess the development of our technology and to advise the board and management on matters involving our technology and the acquisition of technology. During 2009, there were two meetings of the technology committee. Each director serving as a member of the technology committee during 2009 attended at least 75% of such meetings that took place while such member was on the committee.

Board Leadership Structure and Risk Oversight

        Our board of directors has determined that having an independent director serve as Chairman of the board is in the best interest of stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the board of directors. The board believes its administration of its risk oversight function has not affected the board's leadership structure.

        The board is actively involved in oversight of the risks that could affect the company. While our financial risk exposure and our evaluations of any risk arising from our compensation policies and practices is conducted primarily by our audit committee and compensation committee, respectively, the full board of directors has retained responsibility for general oversight of risks. The board satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through reports from officers responsible for oversight of particular risks within the company.

The Compensation Committee

        The compensation committee has overall responsibility for approving and evaluating our director and executive officer compensation plans, policies and programs. Members of the compensation committee are appointed by the board, on the recommendation of the nominating and corporate governance committee. The compensation committee members may be removed and replaced by the board.

        The compensation committee operates under a charter, which is posted in the "Corporate Governance" section of our website at http://www.itg.com/corporate-governance/committee-charters-compensation/.

        The compensation committee's authority and responsibilities include the following:

  •
  Annually (and, with respect to directors, periodically) review and make recommendations to the board with respect to the compensation programs of all directors and executive officers, including incentive compensation plans and equity-based plans.

  •
  Annually review and approve, for our Chief Executive Officer and the other executive officers:

  •
  The annual base salary level;

  •
  The annual incentive opportunity level;

  •
  The long-term incentive opportunity level;

  •
  Employment agreements, severance arrangements and change-in-control agreements/provisions, as appropriate; and

  •
  Any special or supplemental benefits, as appropriate.

  •
  Exercise the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of directors, the Chief Executive Officer and other executive compensation, including sole authority to approve any compensation consultant's fees and other retention terms.

  •
  Exercise the authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it determines necessary to carry out its duties.

  •
  Annually review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer's performance in light of these goals and objectives, report the results of such evaluation to the board, and set the Chief Executive Officer's compensation levels based on this evaluation.

        The company's executives prepared agendas for each meeting in consultation with the compensation committee's chairperson. Compensation committee members generally received agendas and discussion materials in advance.

        In December 2007, the compensation committee engaged McLagan as a compensation consultant. The compensation committee retains the sole ability to hire and fire the consultant and considers the consultant to be independent. At the direction of the company, services provided by McLagan included top management peer group analysis, review of compensation philosophy, competitive compensation benchmarking of executive officer positions, industry research on competitive design of compensation programs, presentation and analysis of compensation design alternatives and other technical advice. The consultants did not provide recommendations on compensation decisions for individual executive officers.

        At the compensation committee's request, from time to time members of management attend portions of compensation committee meetings. During 2009, they included the Chief Executive Officer, Chief Financial Officer, General Counsel and Global Head of Human Resources. On an annual basis, the Chief Executive Officer presents a summary of his performance appraisal of each member of our executive committee, along with his compensation recommendations.

        At each compensation committee meeting, the compensation committee had the opportunity to call for an executive session. No members of management, consultants or other outsiders attended executive sessions, except, in some circumstances, McLagan. Among other topics, discussions and decisions regarding Chief Executive Officer compensation took place during these executive sessions.

        The compensation committee took the following key actions at its meetings in 2009:

  •
  Certified results and approved bonus payments for executive officers for the 2008 performance year.

  •
  Approved our compensation plan for 2009 as described in the Compensation Discussion and Analysis above.

  •
  Approved equity award pools for executives and new hires.

Code of Ethics

        Our board of directors has adopted a Code of Business Conduct and Ethics governing the conduct of our directors, officers and employees, including our chief executive officer, chief financial officer and principal accounting officer. A copy of the Code of Business Conduct and Ethics is available on our website at http://www.itg.com/corporate-governance/code-of-business-conduct/. We intend to disclose future amendments to, or waivers from, the Code of Business Conduct and Ethics on our website within two business days following the date of any such amendment or waiver.

Compensation Committee Interlocks and Insider Participation

        During 2009, the members of the compensation committee were Maureen O'Hara (Chairperson), J. William Burdett, Kevin J. P. O'Hara and Brian J. Steck. The compensation committee was, and continues to be, comprised entirely of independent directors.

NYSE Certification

        The general counsel of ITG made an unqualified certification to the NYSE with respect to the firm's compliance with the NYSE corporate governance listing standards in June of 2009.

COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Maureen O'Hara, Chairperson
J. William Burdett
Kevin J.P. O'Hara
Steven S. Wood

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In 2007, the board adopted a written policy on Procedures for the Review of Related Person Transactions which was amended in early 2010. Under this policy, each director, director nominee and executive officer of the company is required to notify the company's General Counsel in writing of any direct or indirect material interest that such person or an immediate family member has in a Related Person Transaction (as defined below). The General Counsel shall submit to the audit committee (or any designated member) the Related Person Transaction for review and the audit committee (or any designated member) shall approve or disapprove the Related Person Transaction.

        A "Related Person Transaction" means any transaction (1) which is currently proposed, or has been in effect at any time since the beginning of the company's most recent fiscal year in which the company was or is to be a participant, (2) the amount of which exceeds $120,000 and (3) in which a related person (as defined in the policy and which includes a director, director nominee or executive officer of the company or any of their immediate family members) has or will have a direct or indirect material interest. The types of transactions that are covered by this policy include: legal, investment banking, consulting, or management services provided to the company by a related person or a business entity with which the related person is affiliated; sales, purchases and leases of real or personal property between the company and a related person or a business entity with which a related person is affiliated; contributions by the company to a civic or charitable organization for which a related person serves as an executive officer; or indebtedness or guarantees of indebtedness involving the company and a related person or a business entity with which the related person is affiliated.

        The standards to be applied pursuant to this policy in determining approval include whether the Related Person Transaction is fair and reasonable to the company and consistent with the best interests of the company, the business purpose of the transaction, whether the transaction is entered into on an arms-length basis on terms fair to the company, whether the transaction is in the ordinary course of the company's business, whether such a transaction would violate any provisions of the company's Code of Business Conduct and Ethics and the effect of the transaction on the company's business and operations. All Related Person Transactions are required to be disclosed to the audit committee of the company's board of directors and any material Related Person Transaction is required to be disclosed to the full board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

        The following table sets forth certain information, as of March 1, 2010 (unless otherwise indicated), regarding beneficial ownership of our common stock by (1) each director, (2) each named executive officer, (3) all current directors and executive officers as a group and (4) each person known by us to beneficially own 5% or more of our common stock. For the purpose of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person or group has the right to acquire within 60 days after March 1, 2010, but such shares are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated in a footnote and subject to applicable community property and similar statutes, each person listed as the beneficial owner of the shares possesses sole voting and dispositive power with respect to such shares. The mailing address of the parties listed below is our principal business address unless otherwise indicated.

Directors	Shares of ITG Common Stock Beneficially Owned		Percentage of ITG Common Stock Beneficially Owned
Robert C. Gasser.	267,940	(1,2,3,6)	*
J. William Burdett	37,027	(1,3)	*
Christopher V. Dodds	11,935	(1,3)	*
Timothy L. Jones	48,029	(1,3,5)	*
Kevin J.P. O'Hara	20,863	(1,3,5)	*
Maureen O'Hara	53,205	(1,3,5)	*
Steven S. Wood	5,932	(5)	*
Named Executive Officers (Other than Mr. Gasser)
Christopher J. Heckman	145,560	(1,2,3,4)	*
David Stevens	47,542	(1,3)	*
Nicholas Thadaney	18,983	(1)	*
Alasdair Haynes	34,937	(7)	*
Howard C. Naphtali	204,994	(1,2,3,4,7)	*
All current directors and executive officers as a group (16 persons)	1,461,120	(1,2,3,4,5,6)	3.25%
5% stockholders
Third Avenue Management LLC(8)	4,045,613	(9)	9.02%
BlackRock, Inc.(10)	2,613,379	(11)	5.83%

*
Less than 1%.

(1)
Beneficial ownership includes stock options that are exercisable at March 1, 2010, or within 60 days thereafter, as follows: Mr. Gasser: 110,082; Mr. Burdett: 10,740; Mr. Dodds: 2,502; Mr. Jones: 34,116; Mr. O'Hara: 8,801; Ms. O'Hara: 10,740; Mr. Heckman: 28,800; Mr. Stevens: 4,500; Mr. Thadaney: 5,400; Mr. Naphtali: 39,800; and all current directors and executive officers as a group: 276,181.

(2)
Beneficial ownership includes stock unit awards, as follows: Mr. Gasser: 18,660; Mr. Heckman: 22,411; Mr. Naphtali: 26,352; and all current executive officers as a group: 128,160.

(3)
Beneficial ownership includes time-based restricted share awards which also includes restricted share units granted through our EDA Program, as follows: Mr. Gasser: 111,193; Mr. Burdett: 2,711; Mr. Dodds: 3,552; Mr. Jones: 2,711; Mr. O'Hara: 4,246; Ms. O'Hara: 2,711; Mr. Heckman 73,646; Mr. Stevens 43,042; Mr. Naphtali: 51,352; and all current executive officers as a group: 459,960.

(4)
Beneficial ownership includes shares held in the Employee Stock Ownership Plan, as follows: Mr. Heckman: 12,866; Mr. Naphtali: 23; and all current executive officers as a group: 13,147.

(5)
Beneficial ownership includes deferred share units as follows: Mr. Jones: 9,549; Mr. O'Hara: 6,169; Ms. O'Hara: 16,096; and Mr. Wood: 5,932; and all directors as a group: 40,507.

(6)
Beneficial ownership includes 400 shares of common stock held in UTMA custodial accounts on behalf of Mr. Gasser's children.

(7)
Beneficial Ownership for Howard C. Naphtali is as of February 3, 2010. Beneficial Ownership for Alasdair Haynes is as of March 2, 2009.

(8)
The address of Third Avenue Management LLC is 622 Third Avenue, 32nd Floor, New York, NY 10017.

(9)
Information regarding the number of shares beneficially owned is as of December 31, 2009 and was derived from a Schedule 13G filed on February 16, 2010 by Third Avenue Management LLC in its capacity as an investment adviser. Third Avenue Management has the sole power to vote, or to direct the vote of 3,960,238 shares of our common stock and has the sole power to dispose of, or direct the disposition of 4,045,613 shares of our common stock. The percentage of the outstanding class is calculated based on outstanding shares at March 1, 2010.

(10)
The address of BlackRock, Inc. is 40 East 52nd Street, New York NY 10022.

(11)
Information regarding the number of shares beneficially owned is as of December 31, 2009 and was derived from a Schedule 13G filed on January 29, 2010 by BlackRock, Inc. in its capacity as a parent holding company. The percentage of the outstanding class is calculated based on outstanding shares at March 1, 2010.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2009 with respect to the shares of common stock that may be issued to our employees and directors under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options	Weighted Average Grant Price of Outstanding Restricted Share Awards	Weighted Average Grant Price of Stock Unit Awards	Number of Securities Remaining Available for Future Grants Under Equity Compensation Plans(b)(c)
Equity compensation plans approved by security holders(a)	2,633,701	$36.28	$27.03	$29.32	2,784,920
Equity compensation plans not approved by security holders	—	—	—	—	—
Total	2,633,701	$36.28	$27.03	$29.32	2,784,920

(a)
Consists of the 2007 Omnibus Equity Compensation Plan (including its subplans) and the ITG Employee Stock Purchase Plan (the "ITG ESPP").

(b)
Shares remaining available for future issuance under the various plans include (i) 2,258,313 securities to be issued pursuant to the 2007 Omnibus Equity Compensation Plan (including its subplans) and (ii) 526,607 securities to be issued pursuant to the ITG ESPP.

(c)
As of March 1, 2010, there are 1,260,901 shares of our common stock remaining available for issuance under the 2007 Plan. As of March 1, 2010, the company had 693,067 stock options outstanding with a weighted average exercise price of $36.29 and a weighted average remaining term of 1.6 years, and 2,672,573 restricted share and stock unit awards outstanding. Of that 2,672,573 outstanding restricted shares and stock units, (i) 482,624 stock units were acquired by executives in exchange for foregoing cash compensation under the SUA Program and are fully vested and nonforfeitable; (ii) 35,230 represent deferred share units received by certain non-employee directors as payment of the annual retainer fee pursuant to the Directors' Retainer Fee Subplan and are fully vested and nonforfeitable; (iii) 233,604 stock units were issued under the EDA Program and will be settled in cash and (iv) 1,921,115 are unvested, each as of March 1, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of our company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of the forms furnished to us and written representations from our executive officers and directors, all persons subject to the reporting requirements of Section 16(a) otherwise filed the required reports with respect to 2009 on a timely basis, except that, due to an administrative error, a Form 4 report relating to the vesting of a restricted stock unit grant for Mr. Stevens was filed late on January 12, 2010.

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following report of the audit committee included herein shall not be incorporated by reference into any such filings.

        At the time of this report, the audit committee of ITG's board of directors was composed of four non-employee directors. The board of directors determined during 2009 that each of those directors satisfied independence requirements, financial literacy and other criteria established by NYSE listing standards. Our audit committee charter is available on our website at http://www.itg.com/corporate-governance/committee-charters-audit/. This charter complies with requirements imposed upon audit committees under the Sarbanes-Oxley Act and under the NYSE listing standards.

        The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by ITG for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the company and to assist the board in oversight of (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the company's internal audit function and independent auditors. Management has the primary responsibility for ITG's consolidated financial statements and the reporting process, including the internal control systems. ITG's independent auditors are responsible for auditing the consolidated financial statements and expressing an opinion on the conformity of those consolidated audited financial statements with accounting principles generally accepted in the United States of America.

        KPMG LLP ("KPMG") served as ITG's independent auditor for 2009, and the audit committee has recommended that KPMG be elected in that capacity for 2010. See "Ratification of Selection of Independent Auditors."

        The audit committee has considered whether the provision of certain limited non-audit functions provided by KPMG is compatible with maintaining KPMG's independence and concluded that performing such functions does not affect KPMG's independence in performing its function as auditor of ITG. It is the audit committee's policy for the full audit committee to review, in advance, the proposed provision of non-audit services by KPMG.

        The audit committee has reviewed and discussed with management ITG's audited consolidated financial statements for the year ended December 31, 2009. It has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, The Auditor's Communication with Those Charged with Governance. The audit committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the audit committee concerning independence and has discussed with KPMG its independence. As the result of such review and discussions, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in ITG's Annual Report on Form 10-K for the year ended December 31, 2009.

Audit Committee

Christopher V. Dodds, Chairman
Timothy L. Jones
Kevin J.P. O'Hara
Maureen O'Hara

 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        KPMG was our independent auditor for the years ended December 31, 2009 and 2008. On February 23, 2010, KPMG was appointed by the audit committee to serve as our independent auditor for 2010.

        The ratification of the appointment of KPMG is being submitted to the stockholders at the annual meeting. If such appointment is not ratified, the board of directors will consider the appointment of other accountants.

        The board of directors unanimously recommends a vote "FOR" the ratification of the appointment of KPMG as our independent auditor for the 2010 fiscal year.

        A representative of KPMG, the independent auditor who audited our consolidated financial statements for 2009, is expected to be present at the annual meeting to respond to appropriate questions of stockholders and will have the opportunity to make a statement if he or she so desires.

Fees to our Independent Auditor

        The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2009 and 2008, and fees billed for audit-related services, tax services and all other services rendered by KPMG for such periods.

	2009	2008
	(Dollars in thousands)
Audit fees(1)	1,921	1,876
Audit-related fees	—	—
Tax fees(2)	71	61
All other fees	—	—

Total	$1,992	$1,937

(1)
The aggregate fees incurred include amounts for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and amounts for the audit of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, including in each case services related thereto such as statutory audits, consents, and assistance with, and review of, documents filed with the SEC and other regulatory bodies.

(2)
The aggregate fees incurred for tax services include amounts in connection with tax compliance and tax consulting services.

Pre-approval of Services by the Independent Auditor

        The audit committee has adopted a policy for pre-approval of audit and permitted non-audit services by our external auditor. The audit committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The audit committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

        Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the audit committee for consideration at its next regular meeting or, if earlier consideration is required, to the audit committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The audit committee will regularly review summary reports detailing all services being provided to ITG by its external auditor.

PROPOSAL TO APPROVE THE INCREASE IN THE NUMBER OF SHARES RESERVED AND
AVAILABLE FOR ISSUANCE UNDER THE INVESTMENT TECHNOLOGY GROUP, INC.
2007 OMNIBUS EQUITY COMPENSATION PLAN

        The company currently maintains the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the "2007 Plan"), which originally became effective on May 8, 2007 upon approval by the stockholders of the company. The 2007 Plan is the only equity compensation plan from which the company can grant discretionary equity awards. On March 10, 2010, our board of directors approved an increase in the total number of shares of common stock reserved and available for issuance under the 2007 Plan of 1,900,000 such that the total number of shares authorized under the 2007 Plan shall be 8,368,208 shares. The amendment and restatement of the 2007 Plan to increase the number of shares reserved and available for issuance under the 2007 Plan was approved by our board of directors, subject to stockholder approval. Our board of directors has directed that the proposal to increase the number of shares reserved and available for issuance under the 2007 Plan be submitted to our stockholders for their approval at the annual meeting.

        The 2007 Plan currently has 6,468,208 shares reserved and available for issuance to our employees, and our non-employee directors, participating in the 2007 Plan. Of the 6,468,208 shares reserved and available for issuance, 50,000 shares may be used solely to grant options. As of March 1, 2010, there are 1,260,901 shares of our common stock remaining available for issuance under the 2007 Plan. As of March 1, 2010, the company had 693,067 stock options outstanding with a weighted average exercise price of $36.29 and a weighted average remaining term of 1.6 years, and 2,672,573 restricted share and stock unit awards outstanding. Of that 2,672,573 outstanding restricted shares and stock units, (i) 482,624 stock units were acquired by executives in exchange for foregoing cash compensation under the SUA Program and are fully vested and nonforfeitable; (ii) 35,230 represent deferred share units received by certain non-employee directors as payment of the annual retainer fee pursuant to the Directors' Retainer Fee Subplan and are fully vested and nonforfeitable; (iii) 233,604 stock units were issued under the EDA Program and will be settled in cash and (iv) 1,921,115 are unvested, each as of March 1, 2010. If the stockholders do not approve the amendment and restatement of the 2007 Plan to increase the number of shares reserved and available for issuance under the 2007 Plan at the annual meeting, the amendment and restatement of the Plan will not be effective, the increase in the number of shares reserved and available for issuance will not occur and the number of shares reserved and available for issuance under the 2007 Plan will remain the same. Our board of directors believes that the 2007 Plan will further the company's compensation strategy. The company's ability to attract, retain and motivate top quality employees and non-employee directors is material to the company's success. Our board of directors believes that the interests of the company and its stockholders will be advanced if the company can offer its employees and non-employee directors the opportunity to acquire or increase their proprietary interests in the company by receiving awards under the 2007 Plan. Accordingly, our board of directors believes that the availability of an additional 1,900,000 shares under the 2007 Plan will ensure that we can continue to achieve our compensation strategy. Stockholder approval of the amendment and restatement of the 2007 Plan to increase the number of shares reserved for issuance under the 2007 Plan is necessary (i) in order to meet the NYSE listing requirements, (ii) so that compensation attributable to grants and bonus awards under the 2007 Plan may qualify for an exemption from the $1 million deduction limit under section 162(m) of the Code (see discussion of "Federal Income Tax Consequences" below), and (iii) in order for incentive stock options to meet the requirements of the Code. No awards have been, or will be, granted under the 2007 Plan that are contingent upon approval of this proposal by our stockholders at the 2010 annual meeting.

        The material terms of the 2007 Plan are summarized below. A copy of the full text of the 2007 Plan is attached to this proxy statement as Appendix A. This summary of the 2007 Plan is not intended to be a complete description of the 2007 Plan and is qualified in its entirety by the actual text of the 2007 Plan to which reference is made.

Material Features of the 2007 Plan

        General.    The 2007 Plan provides that grants may be made in any of the following forms: (i) ISOs, (ii) NQSOs (together with ISOs, "options"), (iii) stock units, (iv) stock, (v) dividend equivalents and (vi) SARS and other stock-based awards. If and to the extent options and SARs granted under the 2007 Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock units, stock, or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the 2007 Plan. Shares of our common stock surrendered in payment of the exercise price of an option will also be available for re-issuance under the 2007 Plan. To the extent grants under the 2007 Plan are paid in cash, and not in shares of our common stock, any shares previously subject to such grants will become available again for purposes of the 2007 Plan.

        The 2007 Plan provides that the maximum aggregate number of shares of our common stock with respect to which grants may be made to any individual during any calendar year is 1 million shares, subject to adjustment as described below. A grantee may not accrue dividend equivalents and dividends on performance-based grants during any calendar year in excess of $1 million. All grants under the 2007 Plan will be expressed in shares of our common stock. Stockholder approval of this Proposal will also constitute a reapproval of the foregoing 1 million share limitation and $1 million limitation for purposes of section 162(m) of the Code. The share limitation will assure that any deductions to which we would otherwise be entitled, either upon the exercise of stock options or stock appreciation rights granted under the 2007 Plan with an exercise price per share equal to the fair market value per share of our common stock on the grant date or upon the subsequent sale of the shares purchased under those options, will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under section 162(m). In addition, shares, stock units, dividend equivalents and other stock-based awards issued under the 2007 Plan may qualify as performance-based compensation that is not subject to the section 162(m) limitation, if the issuance of those shares, stock units, dividend equivalents and other stock-based awards is approved by the compensation committee and the vesting is tied to the attainment of the corporate performance objectives discussed below in the section entitled "Qualified Performance-Based Compensation."

        Administration.    The 2007 Plan will be administered and interpreted by the compensation committee, or such other committee of non-employee directors appointed by our board of directors to administer the 2007 Plan.

        The compensation committee may:

  •
  appoint an administrative committee comprised of company employees to perform ministerial functions under the 2007 Plan.

  •
  determine the individuals to whom grants will be made under the 2007 Plan.

  •
  determine the type, size, terms and conditions of the grants.

  •
  determine when grants will be made.

  •
  establish any performance goals for grants.

  •
  determine the duration of any applicable exercise or restriction period, including the criteria for exercisability or vesting and any acceleration of exercisability or vesting.

  •
  amend the terms and conditions of any previously issued grant, subject to the limitations described below.

  •
  deal with any other matters arising under the 2007 Plan.

        Eligibility for Participation.    All of our employees as well as all of our non-employee directors are eligible to receive grants under the 2007 Plan. As of February 8, 2010, approximately 1,185 employees and six (6) non-employee directors were eligible to receive grants under the 2007 Plan. The compensation committee is authorized to select the persons to receive grants from among those eligible and to determine the number of shares of our common stock that are subject to each grant.

Types of Awards.

        Options.    The compensation committee may:

  •
  grant options intended to qualify as ISOs within the meaning of Section 422 of the Code to employees of the company.

  •
  grant NQSOs to anyone eligible to participate in the 2007 Plan.

  •
  fix the exercise price per share of options on the date of grant. The exercise price of options granted under the 2007 Plan may be equal to or greater than the last reported sale price of the underlying shares of our common stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding stock of the company, the exercise price per share of an ISO granted to such person must be at least 110% of the last reported sale price of a share of our common stock on the date of grant. To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

  •
  determine the term of each option; provided, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the company, the term of the ISO may not exceed five years from the date of grant.

  •
  determine the terms and conditions of options, including when they become exercisable. A grantee may exercise an option by delivering notice of exercise to the company. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) if the compensation committee permits, by delivering shares of our common stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of our common stock having an aggregate fair market value on the date of exercise equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve board of directors, or (iv) by such other method as the compensation committee may approve.

  •
  determine under what circumstances, if any, and during what time periods a grantee may exercise an option after termination of employment or service.

        Stock.    The compensation committee may:

  •
  grant stock awards to anyone eligible to participate in the 2007 Plan.

  •
  require that grantees pay consideration for the stock and may impose restrictions on the stock.

  •
  determine whether restrictions will lapse over a period of time or according to such other criteria as the compensation committee determines.

  •
  determine the number of shares of our common stock subject to the grant of stock and the other terms and conditions of the grant.

  •
  determine to what extent and under what conditions grantees will have the right to vote shares of our common stock and to receive dividends paid on such shares during the restriction period.

  •
  determine whether a grantee's entitlement to dividends with respect to stock will be subject to the achievement of performance goals or other conditions

  •
  determine whether accumulated dividends will accrue interest and will be paid in cash or in such other form as dividends are paid on our common stock.

  •
  determine in the grant agreement under what circumstances, if any, a grantee may retain stock after termination of employment or service, and the circumstances under which stock may be forfeited.

        Stock Units.    The compensation committee may:

  •
  grant stock units to anyone eligible to participate in the 2007 Plan. Each stock unit provides the grantee with the right to receive a share of our common stock or an amount based on the value of a share of our common stock at a future date.

  •
  determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

  •
  provide that stock units will be paid at the end of a specified period or deferred to a later date.

  •
  determine whether a stock unit will be paid to the grantee in cash, in shares of our common stock, or in a combination of cash and shares of our common stock.

  •
  determine in the grant agreement under what circumstances, if any, a grantee may retain stock units after termination of employment or service, and the circumstances under which stock units may be forfeited.

        Dividend Equivalents.    The compensation committee may:

  •
  grant dividend equivalents in connection with any grants. A dividend equivalent is an amount determined by multiplying the number of shares of common stock subject to the grant by the per-share dividend paid by us on our common stock.

  •
  determine whether dividend equivalents will be paid to grantees currently or will be deferred.

  •
  determine whether dividend equivalents will be accrued as a cash obligation, or will be converted to stock units.

  •
  determine in the grant agreement, whether deferred dividend equivalents will accrue interest.

  •
  provide that dividend equivalents will be payable based on the achievement of performance goals.

  •
  determine whether dividend equivalents will be paid in cash or shares of our common stock, or a combination of the two.

        SARs and Other Stock-Based Awards.    The compensation committee may:

  •
  grant SARs to anyone eligible to participate in the 2007 Plan in connection with, or independently of, any option granted under the 2007 Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount for the SAR. Payment will be made in shares of our common stock. Cash will be paid in lieu of fractional shares.

  •
  determine the base amount of each SAR which will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is at least equal to the fair market value of a share of our common stock on the date of grant of the SAR.

  •
  determine the terms and conditions of SARs, including when they become exercisable.

  •
  accelerate the exercisability of any SARs.

  •
  determine whether SARs must be exercised while the grantee is employed by or providing service to the company or within a specified period of time after termination of such employment or service.

  •
  determine under what circumstances, if any, and during what time periods a grantee may exercise an SAR after termination of employment or service.

  •
  grant other stock-based awards that are based on, measured by or payable in, shares of our common stock to employees or directors.

  •
  determine whether other stock-based awards will be granted subject to performance goals or other conditions.

  •
  determine in the grant agreement whether other stock-based awards will be paid in cash or in shares of our common stock, or a combination of the two.

        Qualified Performance-Based Compensation.    The compensation committee:

  •
  may impose objective performance goals that must be met with respect to grants of stock units, stock, dividend equivalents or other stock-based awards granted to employees under the 2007 Plan, in order for the grants to be considered qualified performance-based compensation for purposes of Section 162(m) of the Code (see "Certain Federal Income Tax Consequences" below).

  •
  will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions, prior to, or soon after the beginning of, the performance period.

  •
  may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee's death or disability during the performance period, a change in control, or under other circumstances consistent with Treasury Regulations. The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. If dividend equivalents are granted as qualified performance-based compensation under Section 162(m) of the Code, the grantee may not accrue more than $1 million of such dividend equivalents during any calendar year.

        Deferrals.    The compensation committee may:

  •
  permit or require grantees to defer receipt of the payment of cash or the delivery of shares of our common stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the 2007 Plan.

  •
  establish the rules and procedures applicable to any such deferrals and provide for interest or other earnings to be paid on such deferrals.

        Adjustment Provisions.    If there is any change in the number or kind of shares of our common stock by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a reclassification or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of our common stock as a class without the company's receipt of consideration, or if the value of outstanding shares of our common stock is substantially reduced as a result of a spinoff or the company's payment of an extraordinary dividend or distribution, the number of shares of our common stock available for grants, the limit on the number of shares of our common stock any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued under the 2007 Plan, and the price per share or the applicable market value of such grants will be appropriately adjusted by the compensation committee to reflect any increase or decrease in the number or kind of issued shares of our common stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated.

        Change in Control.    In the event of a change in control, the compensation committee may take any of the following actions with respect to any or all outstanding grants under the 2007 Plan, without the consent of the grantee:

  •
  determine that outstanding options and SARs become fully exercisable, and restrictions on outstanding stock awards and stock units will lapse as of the date of the change in control or at such other time as the compensation committee determines.

  •
  require that grantees surrender their options and SARs in exchange for one or more payments by the company, in cash or shares of our common stock as determined by the compensation committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantee's unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable.

  •
  after giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the compensation committee determines appropriate.

  •
  with respect to grantees holding stock units, other stock-based awards or dividend equivalents, determine that such grantees will receive one or more payments in settlement of such stock units, other stock-based awards or dividend equivalents, in an amount and form and on terms determined by the compensation committee.

  •
  if the company is the surviving corporation, determine that grants will remain outstanding after the change in control.

  •
  if the company is not the surviving corporation, determine that grants that remain outstanding after the change in control will be converted to similar grants of the surviving corporation.

        Transferability of Grants.    Only the grantee may exercise rights under a grant during the grantee's lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The compensation committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the compensation committee may determine.

        Grantees Outside the United States.    If any individual who receives a grant under the 2007 Plan is subject to taxation in a country other than the United States, the compensation committee may make the grant on such terms and conditions as the compensation committee determines appropriate to comply with the laws of the applicable country.

        No Repricing of Options.    Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

        Amendment and Termination of the 2007 Plan.    The board of directors may amend or terminate the 2007 Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. The 2007 Plan will terminate on May 7, 2017, unless the 2007 Plan is terminated earlier by the board of directors or is extended by the board of directors with stockholder consent.

        Grants Under the 2007 Plan.    Grants under the 2007 Plan are discretionary, so it is not currently possible to predict the number of shares of our common stock that will be granted or who will receive grants under the 2007 Plan after the annual meeting. The last sale price of our common stock on March 1, 2010, was $16.99 per share.

Certain Federal Income Tax Consequences

        The federal income tax consequences of grants under the 2007 Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the 2007 Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

        From the grantees' standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the 2007 Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

        Exceptions to these general rules arise under the following circumstances:

        If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under Section 83(b) of the Code.

        If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

        A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

        Section 162(m) of the Code generally disallows a publicly held corporation's tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the 2007 Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the 2007 Plan will be designated as qualified performance-based compensation if the compensation committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

        We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The compensation committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual's minimum applicable withholding tax rate for federal, state and local tax liabilities.

Vote Required for Approval

        The proposal to approve an increase in the number of shares of our common stock reserved and available for issuance under the 2007 Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this proposal. Any abstentions will have the effect of votes against the proposal. Any broker non-votes will not have any effect on the proposal.

The board of directors unanimously recommends a vote "FOR" the proposal to approve an increase in the number of shares of common stock reserved and available for issuance under the 2007 Plan.

 CONTACTING THE BOARD OF DIRECTORS

        You, or any interested party, may communicate with our board of directors, including our non-management directors and the chairman of the audit committee, by sending a letter to the ITG Board of Directors, P.O. Box 3481, Grand Central Station, New York, New York 10163. Any complaints or concerns relating to ITG's accounting, internal accounting controls or auditing matters will be referred to the chairman of the audit committee. Other concerns will be referred to the chairman of the board with a copy to the chairman of the nominating and corporate governance committee. Any complaints or concerns may be reported anonymously or confidentially. ITG strictly prohibits any retaliation for reporting a possible violation of law, ethics, or firm policy regardless of whom the report concerns.

WHERE YOU CAN FIND MORE INFORMATION

        As required by law, we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about our company. You can inspect and copy these materials at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Site that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC's Internet address is http://www.sec.gov. You can also inspect these materials of our company at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and on our website at http://www.itg.com/investors.

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. Information incorporated by reference is considered part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

        This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2009 (SEC file number 001-32722). We also incorporate by reference the information contained in all other documents that we file with the SEC after the date of this proxy statement and before the annual meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

        Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

        If you are one of our stockholders and would like to receive a copy of any document referred to in this proxy statement, you should call or write to Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention: Investor Relations (telephone: (800) 991-4484). In order to ensure timely delivery of the documents prior to the annual meeting, you should make any such request not later than May 3, 2010.

        You should rely only on the information contained in (or incorporated by reference into) this proxy statement. We have not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated March 26, 2010. You should not assume that the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to stockholders shall not mean otherwise.

OTHER MATTERS; STOCKHOLDER PROPOSALS
FOR THE 2011 ANNUAL MEETING OF ITG

        As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the annual meeting, other than as described in this proxy statement. If any other matters shall properly come before the annual meeting or any adjournments or postponements thereof and shall be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not vote in accordance with the recommendation of our board of directors and management.

        We anticipate that our 2011 Annual Meeting will be held on or about June 14, 2011.

        Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2011 Annual Meeting must submit their proposals to our Secretary on or before December 30, 2010. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

        In accordance with our by-laws, in order to be properly brought before the 2011 Annual Meeting, a stockholder's notice of the matter the stockholder wishes to present must comply with the information requirements set forth in our by-laws and be delivered to Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention: Secretary. As the date of our 2011 Annual Meeting will be delayed by more than 30 days from the first anniversary of our 2010 Annual Meeting, this notice must be delivered to us not earlier than the 120th day prior to the 2011 Annual Meeting and not later than either the close of business on (a) the 10th day following the date on which notice of the date of such meeting was mailed or (b) the 10th day following the date on which public announcement of the date of such meeting is first made, whichever first occurs. Our by-laws are available on our website.

Appendix A

INVESTMENT TECHNOLOGY GROUP, INC.
2007 OMNIBUS EQUITY COMPENSATION PLAN

Amended and Restated Effective May 11, 2010

INVESTMENT TECHNOLOGY GROUP, INC.
2007 OMNIBUS EQUITY COMPENSATION PLAN

1.    Purpose

        The purpose of the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the "Plan") is to provide (i) designated employees of Investment Technology Group, Inc. (the "Company") and its subsidiaries, and (ii) non-employee members of the board of directors of the Company with the opportunity to receive grants of stock options, stock units, stock awards, dividend equivalents and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan was originally effective on May 8, 2007 upon approval by the stockholders of the Company, and previously amended and restated on May 12, 2009 upon approval by the stockholders of the Company and on August 18, 2009. This amendment and restatement will be effective May 11, 2010, subject to approval by the stockholders of the Company.

        The Investment Technology Group, Inc. Non-Employee Directors Stock Option Plan (the "Director Plan"), the Investment Technology Group, Inc. Amended and Restated 1994 Stock Option and Long-term Incentive Plan (the "1994 Plan"), the Amended and Restated Investment Technology Group, Inc. Stock Unit Award Program Subplan (the "SUA Subplan"), the Amended and Restated Investment Technology Group, Inc. Directors' Retainer Fee Subplan (the "Directors' Retainer Fee Subplan"), and the Amended and Restated Investment Technology Group, Inc. Directors' Equity Subplan (the "Directors' Equity Subplan", and collectively with the SUA Subplan and the Directors' Retainer Fee Subplan, the "Subplans") were merged with and into this Plan as of May 8, 2007. No additional grants will be made thereafter under the Director Plan and the 1994 Plan. Outstanding grants under the Director Plan, the 1994 Plan and the Subplans as of May 8, 2007 will continue in effect according to their terms as in effect on May 8, 2007 (subject to such amendments as the Committee (as defined below) determines appropriate, consistent with the terms of the Director Plan, the 1994 Plan or the Subplans, as applicable), and the shares with respect to such outstanding grants will be issued or transferred under this Plan. After May 8, 2007, the Subplans shall continue in effect as subplans of the Plan and grants and/or deferrals may continue to be made under the Subplans with shares associated with such grants and/or deferrals being issued under this Plan. Effective as of January 1, 2009, the Equity Deferral Award Program Subplan was added as a subplan under the Plan.

2.    Definitions

        Whenever used in this Plan, the following terms will have the respective meanings set forth below:

          (a)   "Board" means the Company's Board of Directors.

          (b)   "Change in Control" means and shall be deemed to have occurred:

            (i)    if any person (within the meaning of the Exchange Act), other than the Company or a Related Party, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 35% percent or more of the total voting power of all the then-outstanding Voting Securities; or

            (ii)   if the individuals who, as of the date hereof, constitute the Board, together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of the date hereof or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

            (iii)  upon consummation of a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company other than (i) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 50 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (ii) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving or transferee entity outstanding immediately after such transaction; or

            (iv)  upon consummation of the sale or disposition by the Company of all or substantially all of the Company's assets, other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction; or

            (v)   if the stockholders of the Company approve a plan of complete liquidation of the Company.

          (c)   "Code" means the Internal Revenue Code of 1986, as amended.

          (d)   "Committee" means (i) with respect to Grants to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respects to Grants that are intended to be "qualified performance-based compensation" under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Code and related Treasury regulations.

          (e)   "Company" means Investment Technology Group, Inc. and any successor corporation.

          (f)    "Company Stock" means the common stock of the Company.

          (g)   "Dividend Equivalent" means an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock.

          (h)   "Employee" means a person classified as an employee of the Employer (including an officer or director who is also an employee) for payroll purposes, as determined in the sole discretion of the Employer. Notwithstanding the foregoing, if a person is engaged in a non-employee status (including, but not limited to, as an independent contractor, an individual being paid through an employee leasing company or other third party agency) and is subsequently reclassified by the Company, the Internal Revenue Service, or a court as an employee for payroll purposes, such person, for purposes of this Plan, shall be deemed an Employee from the actual (and not the effective) date of such reclassification, unless expressly provided otherwise by the Company.

          (i)    "Employer" means the Company and its subsidiaries.

          (j)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k)   "Exercise Price" means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

          (l)    "Fair Market Value," unless otherwise required by an applicable provision of the Code, as of any date, means the closing sales price of the Common Stock as reported on the New York Stock Exchange on the date of grant; provided, however, that at any time that the Common Stock is not quoted on the New York Stock Exchange on such trading days, Fair Market Value shall be determined by the Committee in its discretion.

          (m)  "Grant" means an Option, Stock Unit, Stock Award, SAR, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

          (n)   "Grant Agreement" means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

          (o)   "Incentive Stock Option" means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

          (p)   "Non-Employee Director" means a member of the Board who is not an employee of the Employer.

          (q)   "Nonqualified Stock Option" means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

          (r)   "Option" means an option to purchase shares of Company Stock, as described in Section 7.

          (s)   "Other Stock-Based Award" means any Grant based on, measured by or payable in, Company Stock (other than a Grant described in Sections 7, 8, 9 or 10(a) of the Plan), as described in Section 10(b).

          (t)    "Participant" means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

          (u)   "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, an estate, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          (v)   "Plan" means this Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan, as in effect from time to time.

          (w)  "Related Party" means (a) a Subsidiary of the Company; (b) an employee or group of employees of the Company or any Subsidiary of the Company; (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned Subsidiary of the Company; or (d) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

          (x)   "SAR" means a stock appreciation right as described in Section 10(a).

          (y)   "Stock Award" means an award of Company Stock as described in Section 9.

          (z)   "Stock Unit" means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

          (aa) "Subsidiary" or "Subsidiaries" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, fifty (50) percent or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or combination thereof; or (b) if a partnership, limited liability company, association or other business entity, fifty (50) percent or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person or Persons will be deemed to have a fifty (50) percent or more ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated fifty (50) percent or more of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association or other business entity.

          (bb) "Voting Securities or Security" means any securities of the Company which carry the right to vote generally in the election of directors.

3.    Administration

        (a)    Committee.    The Plan shall be administered and interpreted by the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan with respect to grants to Employees. The Plan shall be administered and interpreted by the Board with respect to grants to Non-Employee Directors. The Board or committee, as applicable, that has authority with respect to a specific Grant shall be referred to as the "Committee" with respect to that Grant. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

        (b)    Committee Authority.    The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

        (c)    Committee Determinations.    The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.    Grants

        (a)   Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, and SARs or Other Stock-Based Awards as described in Section 10. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

        (b)   All Grants shall be made conditional upon the Participant's acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.    Shares Subject to the Plan

        (a)    Shares Authorized.    The total aggregate number of shares of Company Stock that may be issued under the Plan is the sum of the following (i) 1,900,000 new shares of Company Stock plus (ii) that number of shares of Company Stock subject to outstanding grants under the Plan as of May 11, 2010 plus (iii) that number of shares remaining available for issuance under the Plan but not subject to previously exercised, vested or paid grants as of May 11, 2010; subject to the limitation that of the 1,300,000 shares added to the number of shares of Company Stock authorized for issuance under the Plan on May 12, 2009, 50,000 shares shall be used solely to grant Options.

        (b)    Source of Shares; Share Counting.    Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan (including options granted under the Director Plan, the 1994 Plan and the Subplans) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards (including any stock awards, stock units or other-stock based awards granted under the Director Plan, the 1994 Plan and the Subplans) are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Company Stock surrendered in payment of the Exercise Price of an Option shall again be available for purposes of the Plan. To the extent any Grants are paid in cash, and not in shares of Company Stock, any shares previously subject to such Grants shall again be available for issuance or transfer under the Plan.

        (c)    Individual Limits.    All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 1,000,000 shares, subject to adjustment as described in subsection (d) below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $1,000,000. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.

        (d)    Adjustments.    If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, spinoff, stock split or reverse stock split, or by reason of a combination, reorganization, recapitalization or reclassification affecting the outstanding Company Stock as a class without the Company's receipt of consideration, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan and outstanding Grants, and the price per share of outstanding Grants shall be equitably adjusted by the Committee, as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee shall have discretion to make the foregoing equitable adjustments in any circumstances in which an adjustment is not mandated by this subsection (d) or applicable law, including in the event of a Change in Control. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6.    Eligibility for Participation

        (a)    Eligible Persons.    All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

        (b)    Selection of Participants.    The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.    Options

        (a)    General Requirements.    The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

        (b)    Type of Option, Price and Term.

          (i)    The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

          (ii)   The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

          (iii)  The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

        (c)    Exercisability of Options.

          (i)    Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

          (ii)   The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

          (iii)  Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant's death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

        (d)    Termination of Employment or Service.    Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed by the Employer, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

        (e)    Exercise of Options.    A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

        (f)    Limits on Incentive Stock Options.    Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8.    Stock Units

        (a)    General Requirements.    The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company's records for purposes of the Plan.

        (b)    Terms of Stock Units.    The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

        (c)    Payment With Respect to Stock Units.    Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

        (d)    Requirement of Employment or Service.    The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant's employment or service, and the circumstances under which Stock Units may be forfeited.

9.    Stock Awards

        (a)    General Requirements.    The Committee may issue shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

        (b)    Requirement of Employment or Service.    The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant's employment or service, and the circumstances under which Stock Awards may be forfeited.

        (c)    Restrictions on Transfer.    While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

        (d)    Right to Vote and to Receive Dividends.    The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.

10.    Stock Appreciation Rights and Other Stock-Based Awards

        (a)    SARs.    The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with an Option. The following provisions are applicable to SARs:

          (i)    Base Amount.    The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount that is at least equal to the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

          (ii)    Tandem SARs.    The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

          (iii)    Exercisability.    An SAR shall be exercisable during the period specified by the Committee in the Grant Agreement and shall be subject to such vesting and other restrictions as may be specified in the Grant Agreement. The Committee may grant SARs the exercise of which is subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise an SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

          (iv)    Grants to Non-Exempt Employees.    SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant's death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

          (v)    Value of SARs.    When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (i).

          (vi)    Form of Payment.    The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

        (b)    Other Stock-Based Awards.    The Committee may grant other awards not specified in Sections 7, 8 or 9 or subsection (a) above that are based on or measured by Company Stock to Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

11.    Dividend Equivalents.

        (a)    General Requirements.    When the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with the Grant, under such terms and conditions as the Committee deems appropriate under this Section 11. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company's records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.

        (b)    Payment with Respect to Dividend Equivalents.    Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

12.    Qualified Performance-Based Compensation

        (a)    Designation as Qualified Performance-Based Compensation.    The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered "qualified performance-based compensation" under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply. The Committee may also grant Options or SARs under which the exercisability of the Options is subject to achievement of performance goals as described in this Section 12 or otherwise.

        (b)    Performance Goals.    When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for "qualified performance-based compensation." The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as "qualified performance-based compensation."

        (c)    Criteria Used for Objective Performance Goals.    The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

        (d)    Timing of Establishment of Goals.    The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

        (e)    Certification of Results.    The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

        (f)    Death, Disability or Other Circumstances.    The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant's death or disability, a Change in Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13.    Deferrals

        The Committee may permit or require a Participant to defer receipt of the payment of cash (including dividend equivalents) or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14.    Withholding of Taxes

        (a)    Required Withholding.    All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

        (b)    Election to Withhold Shares.    If the Committee so permits, a Participant may elect to satisfy the Company's tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee.

15.    Transferability of Grants

        (a)    Restrictions on Transfer.    Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant's lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant's will or under the applicable laws of descent and distribution.

        (b)    Transfer of Nonqualified Stock Options to or for Family Members.    Notwithstanding subsection (a) above, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

16.    Consequences of a Change in Control

        (a)   In the event of a Change in Control, the Committee may take any one or more of the following actions with respect to some or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards and Stock Units shall lapse, as of the date of the Change in Control or at such other time as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant's unexercised Options and SARs exceeds the Exercise Price, or Base Amount, as applicable, if any, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iv) with respect to Participants holding Stock Units, Other Stock-Based Awards or Dividend Equivalents, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form and on such terms as may be determined by the Committee, (v) if the Company is the surviving corporation, the Committee may determine that Grants will remain outstanding after the Change in Control, or (vi) if the Company is not the surviving corporation, the Committee may determine that Grants that remain outstanding after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify.

        (b)    Other Transactions.    The Committee may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change in Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

17.    Requirements for Issuance of Shares

        No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. Except as determined under Section 9(a), no Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

18.    Amendment and Termination of the Plan

        (a)    Amendment.    The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

        (b)    No Repricing Without Stockholder Approval.    Except as otherwise provided in Section 5(d), the terms of outstanding Grants may not be amended to reduce the exercise price of outstanding Options or the base amount of outstanding SARs or to cancel outstanding Options or SARs in exchange for cash, other awards, Options with an exercise price that is less than the exercise price of the original Options or SARs with a base amount that is less than the base amount for the original SARs, without stockholder approval.

        (c)   Stockholder Approval for "Qualified Performance-Based Compensation." If Grants are made under Section 12 above, the Plan must be reapproved by the Company's stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

        (d)    Termination of Plan.    The Plan shall terminate on May 7, 2017, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

19.    Miscellaneous

        (a)    Grants in Connection with Corporate Transactions and Otherwise.    Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

        (b)    Compliance with Law.    The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of "qualified performance-based compensation" comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants are either exempt from, or comply with, the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.

        (c)    Enforceability.    The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

        (d)    Funding of the Plan; Limitation on Rights.    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

        (e)    Rights of Participants.    Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

        (f)    No Fractional Shares.    No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        (g)    Employees Subject to Taxation Outside the United States.    With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

        (h)    Governing Law.    The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date INVESTMENT TECHNOLOGY GROUP, INC. M22998-P87668 380 MADISON AVENUE NEW YORK, NY 10017 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. For Against Abstain 2. Ratification of the appointment of KPMG LLP as the independent auditors for the 2010 fiscal year. 3. Approval of an increase in the number of shares reserved and available for issuance under the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan. For address change/comments, mark here. (see reverse for instructions) For All Withhold All For All Except 0 0 0 0 0 0 Yes No 0 0 0 0 0 0 01) J. William Burdett 02) Christopher V. Dodds 03) Robert C. Gasser 04) Timothy L. Jones 05) Kevin J.P. O’Hara 06) Maureen O’Hara 07) Steven S. Wood 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on May 10, 2010, except proxies submitted for shares held in the Company's Employee Stock Ownership Plan must be received by 11:59 P.M., Eastern Time, on May 3, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Investment Technology Group in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on May 10, 2010, except proxies submitted for shares held in the Company's Employee Stock Ownership Plan must be received by 11:59 P.M., Eastern Time, on May 3, 2010. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends that you vote FOR the following: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. The Board of Directors recommends you vote FOR the following proposals: NOTE: The undersigned hereby acknowledges receipt of the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the Notice of Annual Meeting of Stockholders and the Proxy Statement, and hereby revokes all previously granted proxies.

Address change/comments: ______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) INVESTMENT TECHNOLOGY GROUP, INC. Annual Meeting of Shareholders May 11, 2010 1:00 PM This proxy is solicited by the Board of Directors This proxy is solicited by the Board of Directors of the Company. The stockholder signing on the reverse of this proxy card appoints each of Robert C. Gasser, Steven R. Vigliotti and P. Mats Goebels as proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of Investment Technology Group, Inc. held of record by the undersigned on March 15, 2010 or which the undersigned would otherwise be entitled to vote at the Annual Meeting of Stockholders to be held on May 11, 2010, and any adjournment thereof, upon all matters that may properly come before the meeting. All shares votable by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting. If this proxy relates to shares held in the Investment Technology Group, Inc. Employee Stock Ownership Plan, then, when properly executed, it shall constitute instructions to the plan trustee to vote in the manner directed herein. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K and the Notice & Proxy Statement are available at www.proxyvote.com. Continued and to be voted on reverse side M22999-P87668 Your vote must be received prior to the Annual Meeting of Stockholders, and no later than May 10, 2010. However, if this proxy relates to shares held by you in the Investment Technology Group, Inc. Employee Stock Ownership Plan, your vote must be received by May 3, 2010 to enable the trustee of the plan to vote in the manner directed by you. Attendance at the annual meeting will not enable you to revoke a previously delivered proxy with respect to shares held under our Employee Stock Ownership Plan.